                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            INTEGRA BANK CORPORATION
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

(INTEGRA BANK(R) LOGO)

INTEGRA BANK CORPORATION
21 S.E. THIRD STREET
EVANSVILLE, INDIANA 47708
812-464-9677

March 16, 2007

Dear Fellow Shareholder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of Integra Bank Corporation. We will hold the meeting on Wednesday, April 18, 2007 in the Worthington Room of Integra Bank N.A., 21 S.E. Third Street, Evansville, Indiana. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares as soon as possible to ensure they are represented at the meeting. Please complete, sign, date and return the enclosed proxy card. If you hold shares of Integra Bank Corporation common stock directly in your name, you may also vote by telephone or through the Internet by following the instructions described on your proxy card.

In August 2006, the Securities and Exchange Commission revised its regulations concerning the disclosure of compensation of executive officers and directors. The proxy statement reflects those revised requirements.

As we did last year, we have added additional information to the Form 10-K and are not distributing a separate report to shareholders. I encourage you to receive future Integra Bank Corporation proxy statements, annual reports and related materials electronically and help us save costs in producing and distributing these materials. If you wish to receive future shareholder materials electronically, please refer to the section entitled "Can I receive future proxy statements and annual reports electronically?" on page 3 of the proxy statement for instructions.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about Integra Bank Corporation or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write to us directly.

Thank you for your continued interest and support of Integra Bank Corporation.

Sincerely,


/s/ Michael T. Vea
-------------------------------------
Michael T. Vea
Chairman, President and
Chief Executive Officer

                            INTEGRA BANK CORPORATION
                              21 S.E. THIRD STREET
                            EVANSVILLE, INDIANA 47708

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:                Wednesday, April 18, 2007

TIME:                9:30 a.m. CDT

PLACE:               Worthington Room
                     Integra Bank N.A.
                     21 S.E. Third Street
                     Evansville, Indiana 47708

ITEMS OF BUSINESS:   1. To elect four directors, each to serve a term expiring
                        at the 2010 Annual Meeting of Shareholders.

                     2. To consider and act upon a proposal to approve the 2007
                        Equity Incentive Plan.

                     3. To consider and act upon a proposal to approve the
                        Annual Cash Incentive Plan.

                     4. To ratify the appointment of Crowe Chizek and Company
                        LLC as the independent registered public accounting firm for 2007.

                     5. To transact such other business that may properly be
                        brought before the meeting.

RECORD DATE:         You may vote at the meeting if you were a shareholder of
                     record at the close of business on February 20, 2007.

VOTING BY PROXY:     If you cannot attend the annual meeting in person, you may vote your shares by telephone or over the Internet no later than 10:59 p.m. CDT on April 17, 2007 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or Internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope, for which no postage is required if mailed in the United
                     States.

                                        By Order of the Board of Directors,


                                        /s/ Martin M. Zorn
                                        ----------------------------------------
                                        Martin M. Zorn
                                        Secretary

MARCH 16, 2007

PROXY STATEMENT
TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
GENERAL INFORMATION......................................................      1
   Questions and Answers About the Annual Meeting and Voting.............      1
   Security Ownership of Management and Principal Owners.................      3
   Section 16(a) Beneficial Ownership Reporting Compliance...............      4
   Incorporation by Reference............................................      4
   Other Matters.........................................................      4

BOARD OF DIRECTORS.......................................................      5
   Corporate Governance..................................................      5
   Meetings..............................................................      7
   Committees............................................................      7

NOMINEES AND CONTINUING DIRECTORS........................................      9
   Director Compensation.................................................     11

COMPENSATION COMMITTEE REPORT............................................     12
COMPENSATION OF EXECUTIVE OFFICERS.......................................     12
   Compensation Discussion and Analysis..................................     12
   Summary Compensation Table............................................     20
   Grants of Plan-Based Awards Table.....................................     21
   Outstanding Equity Awards at Fiscal Year-End Table....................     22
   Option Exercises and Stock Vested Table...............................     23
   Potential Post-Employment Payments....................................     23
   Employment Agreements.................................................     27
   Other Compensation Plans..............................................     29
   Equity Compensation Plan Information..................................     30

AUDIT-RELATED MATTERS....................................................     30
   Report of the Audit Committee.........................................     30
   Information Concerning Principal Accounting Firm......................     32
   Pre-Approval Policies and Procedures..................................     32

TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS.........................     32

PROPOSALS FOR SHAREHOLDER ACTION AT THE MEETING..........................     33

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING............................     39

INTEGRA BANK CORPORATION 2007 EQUITY INCENTIVE PLAN......................    A-1

INTEGRA BANK CORPORATION  ANNUAL CASH INCENTIVE PLAN.....................    B-1


                                       (i)

                            INTEGRA BANK CORPORATION
                              21 S.E. THIRD STREET
                            EVANSVILLE, INDIANA 47708

                                 PROXY STATEMENT

                               GENERAL INFORMATION

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

This proxy statement is being furnished by Integra Bank Corporation ("we", "us", "our" or the "company") in connection with the solicitation by our Board of Directors of proxies to be voted at the annual meeting of shareholders to be held on Wednesday, April 18, 2007 in accordance with the foregoing notice. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about March 16, 2007.

WHO MAY VOTE AT THE MEETING?

You are entitled to vote at the meeting if you owned shares of our common stock as of the close of business on February 20, 2007, which is the record date for the meeting. As of that date, we had 17,735,803 shares of common stock outstanding.

WHAT ARE MY VOTING RIGHTS?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 17,735,803 votes are entitled to be cast at the meeting. There is no cumulative voting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In accordance with our bylaws, a quorum will be present if the holders of a majority of the outstanding shares of common stock are present at the meeting, in person or by proxy.

WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

There are four matters to be considered at the meeting, as follows:

-    Election of four directors to serve until the 2010 annual meeting;

-    Consideration of a proposal to approve the 2007 Equity Incentive Plan;

-    Consideration of a proposal to approve the Annual Cash Incentive Plan; and

- Ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for 2007.

WHAT VOTE IS REQUIRED FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS TO BE APPROVED?

Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. The other three proposals will be approved if the number of votes cast in favor of the proposal is greater than the number opposing it.

HOW ARE VOTES COUNTED?

All shares that have been properly voted, and not revoked, will be voted at the meeting in accordance with your instructions. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the outcome of any of the matters which are scheduled to be considered at the meeting.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you want to vote shares that you hold in street name at the meeting, you must request a proxy from your broker, bank or other nominee that holds your shares.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board of Directors recommends a vote:

-    "FOR" each of the four nominees of the Board;

-    "FOR" the approval of the 2007 Equity Incentive Plan;

-    "FOR" the approval of the Annual Cash Incentive Plan; and

- "FOR" the ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for 2007.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted:

-    "FOR" the election of the four nominees of the Board;

-    "FOR" the approval of the 2007 Equity Incentive Plan;

-    "FOR" the approval of the Annual Cash Incentive Plan; and

- "FOR" the ratification of the appointment of the Crowe Chizek and Company LLC as our independent registered public accounting firm for 2007.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary prior to the exercise of the proxy or by voting in person at the meeting.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxyholders, Martin M. Zorn and Archie M. Brown, Jr., will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our Bylaws.

HOW ARE VOTING RESULTS RELEASED?

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007.

WHO PAYS FOR THE COST OF PROXY PREPARATION AND SOLICITATION?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors. We will bear all costs associated with the solicitation. Employees may, without additional compensation, solicit proxies, either personally, by letter or by telephone.

CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY?

Yes. If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports and other shareholder communications by marking the "Electronic Access" box on your proxy card or by contacting our Transfer Agent, Integra Bank Wealth Management Division, by calling (812) 464-9668 or toll-free at (877) 642-9664 or by writing: Integra Bank N.A., Wealth Management Division, 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868. If your shares are held in street name, please contact your broker or other nominee and ask about the availability of electronic delivery.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth as of February 20, 2007, the number of shares of our common stock beneficially owned by the directors and nominees, the named executive officers listed in "Compensation of Executive Officers", and all directors and executive officers as a group. There is no person or group of persons known to management who beneficially owned more than 5% of our outstanding common stock. The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

                                   AMOUNT AND NATURE OF
                                       COMMON STOCK
NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------           --------------------   ----------------
Roxy M. Baas                                507                   *
Sandra Clark Berry                      529,731 (1)             3.0%
Archie M. Brown                         101,169 (2)               *
Roger M. Duncan                          67,312 (3)               *
H. Ray Hoops                              7,620 (4)               *
George D. Martin                        137,072 (5)               *
Thomas W. Miller                        115,336 (6)               *
Richard M. Stivers                       10,827 (7)               *
Robert W. Swan                            7,133 (8)               *
Robert D. Vance                         734,357 (9)             4.2%
Michael T. Vea                          418,584 (10)            2.3%
William E. Vieth                         57,970 (11)              *
Roger D. Watson                          53,469 (12)              *
Daniel T. Wolfe                          49,165                   *
Martin M. Zorn                           97,360 (13)              *

All directors and executive
   officers as a group (17
   persons)                           2,410,550 (14)           13.1%

* Represents less than one percent of the shares of common stock outstanding as of February 20, 2007.

(1) Includes 66,954 shares with sole voting and investment power; 593 shares with shared voting and investment power with spouse; and 462,184 shares with shared voting and investment power as attorney-in-fact for mother.

(2) Includes 7,989 shares with sole voting and investment power; 5,653 shares acquired under the 401(k) Plan as of February 20, 2007; and 87,527 shares that Mr. Brown may acquire under stock options currently exercisable.

(3) Includes 2,916 shares with sole voting and investment power; 2,084 shares with shared voting and investment power with spouse; and 62,312 shares that Mr. Duncan may acquire under stock options currently exercisable.

(4) Includes 1,128 shares with sole voting and investment power and 6,492 shares with sole voting and investment power by spouse.

(5) Includes 119,972 shares with sole voting and investment power; 15,000 shares with sole voting and investment power by spouse; and 2,100 shares indirectly owned through Dawson-Martin Partnership of which Mr. Martin is a partner.

(6)  Mr. Miller has 36,341 shares pledged as security.

(7) Includes 1,810 shares with sole voting and investment power and 9,017 shares with shared voting and investment power with spouse.

(8) Includes 1,833 shares with sole voting and investment power; and 5,300 shares with shared voting and investment power with spouse.

(9) Includes 690,979 shares with sole voting and investment power; 33,928 shares with sole voting and investment power by spouse; and 9,450 shares that Mr. Vance may acquire under stock options currently exercisable. Mr. Vance has 212,866 shares pledged as security.

(10) Includes 33,138 shares with sole voting and investment power; 2,600 shares with shared voting and investment power with spouse; and 382,846 shares that Mr. Vea may acquire under stock options currently exercisable.

(11) Includes 1,826 shares with sole voting and investment power and 12,000 shares that Mr. Vieth may acquire under stock options currently exercisable. Also includes 44,144 shares with sole voting and investment power by spouse as trustee. Mr. Vieth disclaims beneficial ownership of such shares.

(12) Includes 5,297 shares with sole voting and investment power; 3,172 shares acquired under the 401(k) Plan as of February 20, 2007 and 45,000 shares that Mr. Watson may acquire under stock options currently exercisable. Mr. Watson has 2,084 shares pledged as security.

(13) Includes 7,032 shares with sole voting and investment power; 11,978 shares with shared voting and investment power with spouse; 1,297 shares acquired under the 401(k) Plan as of February 20, 2007; and 77,053 shares that Mr. Zorn may acquire under stock options currently exercisable.

(14) Includes 690,188 shares that may be acquired under stock options currently exercisable. The number of shares pledged as security by all directors and executive officers as a group is 251,291.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, the owners of more than 10% of our common stock, and our executive officers to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on review of the copies of such forms furnished to the company, or written representations that no Forms 5 were required, we believe that all filing requirements under Section 16(a) of the Exchange Act by those required to file have been complied with.

                           INCORPORATION BY REFERENCE

To the extent this proxy statement has or will be specifically incorporated by reference into any filing we make under the Securities Act of 1933, or the Exchange Act, the sections of this proxy statement entitled "Report of the Audit Committee" and "Report of the Compensation Committee" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the meeting. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF OUR 2006 ANNUAL REPORT

ON FORM 10-K (WITHOUT EXHIBITS) HAS BEEN SENT TO SHAREHOLDERS. EXHIBITS TO THE 10-K WILL BE MADE AVAILABLE UPON REQUEST, EXCEPT THAT WE RESERVE THE RIGHT TO CHARGE A REASONABLE ADMINISTRATIVE FEE FOR COPYING AND MAILING COSTS. ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO SECRETARY, INTEGRA BANK CORPORATION, 21 S.E. THIRD STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868. THE ANNUAL REPORT ON FORM 10-K CAN ALSO BE ACCESSED THROUGH OUR WEB SITE, HTTP://WWW.INTEGRABANK.COM.

                               BOARD OF DIRECTORS

                              CORPORATE GOVERNANCE

The Board of Directors has the ultimate responsibility for managing our business. It does this by establishing broad corporate policies and supervising the overall performance of the company.

CORPORATE GOVERNANCE PRINCIPLES

We are committed to monitoring the effectiveness of policy and decision-making at both the Board and management level, with a view to enhancing shareholder value over the long term. The Board has established governance policies and structures, including the Corporate Governance Principles, intended to assist in meeting this commitment and comply with the requirements of the Securities and Exchange Commission and the Nasdaq Stock Market. The Nominating and Governance Committee periodically reviews and makes recommendations for modification of the Corporate Governance Principles to meet applicable legal requirements and "best practices" that continue to develop in the area of corporate governance. The current version of our Corporate Governance Principles may be viewed online on our web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section.

BOARD RETREAT AND DIRECTOR TRAINING

The Board of Directors holds a retreat annually. During the retreat in 2006, the directors focused on strategic issues and banking industry trends. To assist directors in performing their responsibilities, directors are encouraged to attend seminars. During 2006, four non-employee directors attended training in such areas, as director professionalism, audit-related matters, and executive and board compensation philosophies. In 2006, Dr. Hoops earned a Certificate of Director Education. Members of the Board maintain memberships with nationally recognized organizations for corporate and bank directors.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Our Corporate Governance Principles provide that non-employee directors intend to meet in executive session before or after every scheduled meeting of the Board, but at a minimum will meet in executive session at least twice per year. During 2006, the non-employee directors met nine times in executive sessions. The purposes of the executive sessions are to develop a consensus on key issues and facilitate a free discussion and evaluation of proposals from management.

PRESIDING INDEPENDENT DIRECTOR

The Corporate Governance Principles provide that the non-employee directors may designate one of them to serve as a Presiding Independent Director. The responsibilities of the Presiding Independent Director include (1) chairing the executive sessions; (2) serving as the principal liaison between the non-employee directors and senior management; and (3) working with the Chairman of the Board to finalize information flow to the directors, the content of meeting agendas and proposed meeting schedules. Robert D. Vance has served as Presiding Independent Director since October 2003 and was re-elected to serve a one-year term beginning April 18, 2007.

STANDARDS OF BOARD INDEPENDENCE

The Board has adopted standards for director independence, which incorporate the definition of "independent" contained in the Nasdaq Stock Market listing rules. Based on the information furnished by the directors, the Board has affirmatively determined that all of the directors, with the exception of Mr. Vea (who is a full-time employee of the company), currently meet the definition of "independent". All members of the Board's Audit Committee, Compensation Committee and Nominating and Governance Committee are independent directors. Our independence standards are contained in our Corporate Governance Principles, which may be viewed online on our web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has approved a Code of Business Conduct and Ethics that applies to all of our directors and employees. The Audit Committee periodically reviews and makes recommendations for the modification of the Code of Business Conduct and Ethics. The current version of our code may be viewed online on our web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section. We will also either disclose on Form 8-K or post on our web site any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

NOMINEES FOR DIRECTOR

The Nominating and Governance Committee, with the active assistance of the Chairman of the Board, is responsible for screening and recommending possible nominees for director. The Nominating and Governance Committee has not established minimum qualifications for director nominees; however, the criteria for evaluating all candidates, which are reviewed annually, include such factors as areas of expertise, ownership in the company, community service, other board experiences and geographic, occupational, gender, race and age diversity. The Nominating and Governance Committee has not paid any third party a fee to assist in the process of identifying or evaluating candidates. The Nominating and Governance Committee will consider candidates recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Governance Committee should send such recommendation addressed to: Secretary, Integra Bank Corporation, P.O. Box 868, Evansville, Indiana 47705-0868, who will forward it to the committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Nominating and Governance Committee as a nominee, must comply with the advance notice and eligibility requirements contained in Articles II, Section 9 of our Bylaws, a copy of which is available on request addressed to: Secretary, Integra Bank Corporation, P.O. Box 868, Evansville, Indiana 47705-0868. We have not received any director candidates put forward by a shareholder or group of shareholders who beneficially own more than 5% of our common stock.

COMMUNICATION WITH DIRECTORS

The Board has implemented a process by which shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board or any director should send their communication to Integra Bank Corporation, Board of Directors, c/o Secretary, P.O. Box 868, Evansville, Indiana 47705-0868. The Board has instructed the Secretary to promptly forward all such communications to the addressees.

CONFLICTS OF INTEREST POLICY

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to our Code of Business and Ethics and committee charters, the Audit Committee is charged with reviewing and approving any transactions between us and our directors or executive officers or their related persons other than loans and other transactions subject to Regulation O. The Credit and Risk Management Committee is responsible for ensuring that loans to directors and other transactions subject to Regulation O are made in compliance with applicable requirements. The supervisor of an employee is charged with reviewing any non-loan conflict of interest transactions involving any other employee.

                                    MEETINGS

The Board meets on a regularly scheduled basis during the year to review significant developments and to act on those matters that require Board approval. It also holds special meetings when an important matter or required Board action arises between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

During 2006, the Board of Directors held nine meetings. Directors are expected to attend Board meetings and meetings of the committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of the incumbent directors attended at least 94% of the aggregate number of meetings of the Board and committees on which he or she served. Directors are also expected to attend the annual meeting of shareholders. All directors attended the 2006 annual meeting of shareholders.

                                   COMMITTEES

The Board of Directors has five principal standing committees - ALCO and Finance, Audit, Compensation, Credit and Risk Management, and Nominating and Governance. These are joint committees with the Board of Directors of Integra Bank N.A., or Integra Bank, our principal subsidiary. A sixth committee, the Wealth Management Committee, is a committee of the Board of Directors of Integra Bank only. The charters for these committees may be viewed online on our web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section. The table below provides the current membership and meeting information for each of the committees of the Board of Directors of the Company and Integra Bank.

                      ALCO AND                          CREDIT AND RISK   NOMINATING AND     WEALTH
NAME                   FINANCE   AUDIT   COMPENSATION      MANAGEMENT       GOVERNANCE     MANAGEMENT
----                  --------   -----   ------------   ---------------   --------------   ----------
Roxy M. Baas                       X                                                           X
Sandra Clark Berry                                             X                             Chair
H. Ray Hoops                       X           X                              Chair
George D. Martin                                             Chair              X
Thomas W. Miller                               X               X
Richard M. Stivers        X                  Chair                              X
Robert W. Swan(1)                Chair                                          X
Robert D. Vance(2)      Chair                                                   X
Michael T. Vea
William E. Vieth          X                                    X                               X
Daniel T. Wolfe                    X                           X

Meetings held in
   fiscal 2006            8       13           7               7                7              4

(1)  Audit Committee financial expert

(2)  Presiding Independent Director

The following is a summary of the responsibilities of each committee.

ALCO AND FINANCE COMMITTEE

The principal functions of the ALCO and Finance Committee are to assist the Boards of Directors in fulfilling their oversight responsibilities with regard to (1) asset and liability management; (2) capital and dividend planning; (3) liquidity adequacy; (4) budgeting and forecasting; and (5) contingency planning with respect to the foregoing.

AUDIT COMMITTEE

The principal functions of the Audit Committee, which consists solely of "independent" directors as defined in the Nasdaq Stock Market listing rules, are to assist the Board of Directors in monitoring (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor's qualifications and independence; (3) the performance of our internal audit function; (4) the performance of the independent auditor; and
(5) compliance with legal and regulatory requirements. The Board of Directors has determined that each member is also "independent" for purposes of Section 10A(m)(7) of the Securities Exchange Act of 1934 and designated Mr. Swan as an "audit committee financial expert". The Report of the Audit Committee begins on page 30 of this proxy statement.

COMPENSATION COMMITTEE

The principal functions of the Compensation Committee, which consists solely of "independent" directors as defined in the Nasdaq Stock Market listing rules, are to (1) determine and approve the compensation payable to our executive officers;
(2) consider the Chief Executive Officer's performance evaluation from the Nominating and Governance Committee in determining the Chief Executive Officer's annual base salary; (3) evaluate the relationship between the performance of the company, the performance of our executive officers, and our compensation policies in determining the executive officers' compensation; (4) provide reports for inclusion in our proxy statement; (5) review and discuss with management the compensation discussion and analysis and recommend its inclusion in our proxy statement; and (6) approve and administer our stock-based, profit-sharing and executive incentive compensation plans. The Compensation Disclosure and Analysis, or CD&A, begins on page 12 of this proxy statement.

CREDIT AND RISK MANAGEMENT COMMITTEE

The principal functions of the Credit and Risk Management Committee are to (1) review and approve all policies with regard to loans and risk management; (2) make amendments to such policies; (3) recommend to the Board whether to approve extensions of credit to directors and their affiliated companies and executive officers (Regulation O); and (4) exercise all other powers of the Boards of Directors that may lawfully be delegated to it regarding loans and risk management.

NOMINATING AND GOVERNANCE COMMITTEE

The principal functions of the Nominating and Governance Committee, which consists solely of "independent" directors as defined in the Nasdaq Stock Market listing rules are to (1) assist the Board in identifying individuals qualified to become Board members and recommend nominees for election or appointment; (2) evaluate the performance of the Chief Executive Officer and determine and evaluate succession plans for the Chief Executive Officer; (3) develop and recommend changes to Corporate Governance Principles; (4) lead an annual self-evaluation and performance review; and (5) recommend members and chairs for each standing committee.

WEALTH MANAGEMENT COMMITTEE

The principal functions of the Wealth Management Committee are to assist the Board of Directors of Integra Bank in fulfilling its oversight responsibilities of managing and supervising the fiduciary activities, non-deposit product activities, and the insurance activities of Integra Bank.

                        NOMINEES AND CONTINUING DIRECTORS

The Board of Directors currently consists of eleven members. These same persons also serve as the directors of Integra Bank. The Board is classified into three classes serving staggered three-year terms. Directors who reach retirement age during their term in office must retire from the Board at the first annual meeting of shareholders after they reach the age of 70.

In October 2006, we announced that we entered into a definitive agreement to acquire Prairie Financial Corporation of Bridgeview, Illinois. Under the terms of the agreement, we have agreed to appoint Bradley M. Stevens and Arthur D. Pringle, III to our board of directors following the closing of the transaction. The transaction is expected to close early in the second quarter, subject to Prairie stockholder approval and customary closing conditions. If the transaction is closed, the board of directors will appoint these two individuals as directors of Integra and Integra Bank. We expect to place Mr. Stevens in the class of continuing directors whose term expires at the 2008 annual meeting of shareholders and Mr. Pringle in the class whose term expires at the 2009 annual meeting of shareholders. Biographical information for Messrs. Stevens and Pringle is set forth below under "Possible Additional Directors".

NOMINEES FOR DIRECTORS WHOSE TERMS WOULD EXPIRE AT THE 2010 ANNUAL MEETING

ROXY M. BAAS: Age 55, director since 2006. Ms. Baas is a Private Investor. She retired as Partner of BKD, LLP, a public accounting firm, in 2006, a position she held since 1982.

DR. H. RAY HOOPS: Age 67, director since 1996. Dr. Hoops is President of University of Southern Indiana, a position he has held since 1994.

ROBERT W. SWAN: Age 59, director since 2001. Mr. Swan is a Private Investor. He retired as Senior Partner of Kemper CPA Group LLP, a public accounting firm, in 2006, a position he held since 1995.

ROBERT D. VANCE: Age 66, director since 1998. Mr. Vance is a Private Investor and retired Interim Chairman of the Board and Interim Chief Executive Officer of the company, a position he held from February 1999 to September 1999. He also served as Senior Vice President, National City Bancshares, Inc. from August 1998 to February 1999 and Chairman and Chief Executive Officer, Community First Financial, Inc., a bank holding company, from 1987 to August 1998.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2008 ANNUAL MEETING

GEORGE D. MARTIN: Age 59, director since 1998. Since 1970, Mr. Martin has served as Member, R. R. Dawson Bridge Co., LLC, a bridge construction firm. He also serves as President, R. R. Dawson Realty, Inc., a position he has held since 1973. From 1995 until 2001, Mr. Martin served as Member, Dabney Group LLC.

WILLIAM E. VIETH: Age 65, director since 2002. Mr. Vieth is a Private Investor and retired Chairman of the Board of Integra Bank, a position he held from 2000 to 2001. From 1965 to 1996, he served in various capacities at Citizens National Bank, including President, CNB Bancshares, Inc.; Chairman, Citizens National Bank; and President and CEO, Citizens National Bank.

DANIEL T. WOLFE: Age 48, director since 2002. Since 1980, Mr. Wolfe has served as Vice President, Chief Operating Officer and General Manager of Wolfe's Terre Haute Auto Auction, an automobile auction company. He also serves as President, Chief Operating Officer and General Manager of Wolfe's South Bend Auto Auction; Vice President, Wolfe's Evansville Auto Auction; and President, El Lobo Inc., an automobile dealership.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2009 ANNUAL MEETING

SANDRA CLARK BERRY: Age 46, director since 2002. Ms. Berry is a Private Investor. She previously served as a Registered Nurse with Trover Foundation, a position she held from April 2001 until March 2004. Ms. Berry was the Executive Vice President, West Kentucky Bank from January 1999 until January 2001, and Cashier of West Kentucky Bank from January 1997 until December 1998. She served as Director of Webster Bancorp from January 1999 until January 2001, and as Secretary of Webster Bancorp from January 1997 until January 2001.

THOMAS W. MILLER: Age 58, director since 2002. Since 1999, Mr. Miller has served as President and Attorney, Miller, Griffin & Marks, P.S.C., a law firm. He joined the firm in 1974.

RICHARD M. STIVERS: Age 57, director since 2002. Mr. Stivers is Senior Vice President and Chief Financial Officer, Deaconess Health System, Inc., a health care organization. He has held these positions since 1988.

MICHAEL T. VEA: Age 48, director since 1999. Mr. Vea is Chairman of the Board, President and Chief Executive Officer of the company and Integra Bank. He has served as Chairman of the Board and Chief Executive Officer of the company since August 1999 and was named President of the company in January 2000. Mr. Vea previously served as President and Chief Executive Officer, Bank One, Cincinnati, Ohio, a position he held from 1995 until 1999.

POSSIBLE ADDITIONAL DIRECTORS

BRADLEY M. STEVENS: Age 65. Mr. Stevens has served as President and Chief Executive Officer of Prairie Financial Corporation since 1994 and its subsidiary, Prairie Bank and Trust Company since 1992.

ARTHUR D. PRINGLE, III: Age 59. Since 1978, Mr. Pringle has served as Vice President and part owner of Bulkoa, Inc., a warehouse leasing company. Since 2003, he has served as Chairman and part owner of Precise Ambulance Service, LLC, an ambulance service. Mr. Pringle has served as a director of Prairie Financial Corporation since 1994 and its subsidiary, Prairie Bank and Trust Company since 1993.

                              DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors during 2006.

                            DIRECTOR COMPENSATION(1)

                                                                          CHANGE IN
                                                                           PENSION
                                                                          VALUE AND
                                                         NON-EQUITY     NONQUALIFIED
                     FEES EARNED    STOCK     OPTION   INCENTIVE PLAN     DEFERRED       ALL OTHER
                      OR PAID IN    AWARDS    AWARDS    COMPENSATION    COMPENSATION   COMPENSATION    TOTAL
NAME                   CASH ($)     ($)(2)    ($)(3)         ($)        EARNINGS ($)      ($)(4)        ($)
----                 -----------   -------   -------   --------------   ------------   ------------   ------
Roxy M. Baas (5)        16,300      10,000      0             0               0             155       26,455
Sandra Clark Berry      28,100      19,994      0             0               0             698       48,792
Dr. H. Ray Hoops        40,100      19,994      0             0               0             698       60,792
George D. Martin        29,300      19,994      0             0               0             698       49,992
Thomas W. Miller        30,300      19,994      0             0               0             698       50,992
Richard M. Stivers      38,000      19,994      0             0               0             698       58,692
Robert W. Swan          35,000      19,994      0             0               0             698       55,692
Robert D. Vance         33,100      19,994      0             0               0             698       53,792
William E. Vieth        31,500      19,994      0             0               0             698       52,192
Daniel T. Wolfe         32,100      19,994      0             0               0             698       52,792

(1) Michael T. Vea is not included in this table because he does not receive any additional compensation for his services as a director. Mr. Vea's compensation for 2006 is shown in the Summary Compensation Table on page 20 of this proxy statement.

(2) Represents the compensation cost we recognized during 2006 for restricted stock awards in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payments) (FAS 123R). Restricted stock awards to non-employees are not subject to forfeiture. Valuation assumptions used to compute this cost are contained in Note 1, "Summary of Significant Accounting Policies", in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. The cost attributable to each restricted stock award is as follows: 2004 grant - $4,000; 2005 grant - $3,994; and 2006 grant -
     $12,000 for all non-employee directors with the exception of Ms. Baas whose cost was $10,000.

     The aggregate grant date fair value, pursuant to FAS 123R, for the restricted stock award is as follows: 2004 grant - $12,000; 2005 grant - $12,000; and 2006 grant - $12,000 except for Ms. Baas whose grant date fair value was $10,000.

     As of December 31, 2006, the aggregate number of shares of unvested restricted stock held by each non-employee directors was 1,128, with the exception of Ms. Baas who held 457 shares.

(3) No stock option awards were granted to non-employee directors during 2006. As of December 31, 2006, the aggregate number of stock option awards outstanding to non-employee directors was: Mr. Vance, 9,450 non-qualified stock options and Mr. Vieth, 12,000 non-qualified stock options.

(4)  Represents dividends paid in 2006 on unvested restricted stock awards.

(5)  Ms. Baas was appointed a director of June 21, 2006.

The Compensation Committee reviews director compensation and makes recommendations for any changes to the full Board. Director compensation did not change in 2006. In 2006, each non-employee director received compensation as follows:

Annual Retainer:

     - $12,000 restricted stock award, prorated for any partial year of service.

     - $12,000 cash retainer payable in four quarterly payments, prorated for any partial year of service.

Meeting Fees:

     -    $900 cash fee for each Board of Directors meeting attended.

     -    $600 cash fee for each committee meeting attended.

Presiding Independent Director/Committee Chair Fees:

     - $2,000 fee payable in four quarterly payments to Presiding Independent Director.

     -    $2,000 fee payable in four quarterly payments to Committee Chairs.

Other:

     - $900 additional fee for each full day spent in training at seminars or other training sessions approved in advance by the Chairman of the Board.

During 2006, Ms. Baas received 457 shares of restricted stock and all other non-employee directors received 539 shares of restricted stock. The restricted stock awards vest in three equal annual installments beginning April 19, 2007 for all non-employee directors (except for Ms. Baas) or in full on the date he or she is no longer serving as a director. The restricted stock granted to Ms. Baas will vest in three equal annual installments beginning June 21, 2007 or in full on the date she is no longer serving as a director.

Our Corporate Governance Principles provide that directors and executive officers are expected to own specified amounts of our common stock. Directors are expected to own shares with an aggregate value equal to $100,000 within five years of being elected a director.

                          COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the CD&A contained in this proxy statement with management. Based on our review and discussion with management, we recommended to the Board of Directors that the CD&A be included in our annual report on Form 10-K for year ended December 31, 2006 and this proxy statement.

Submitted by the members of the Compensation Committee:

Richard M. Stivers, Chair; Dr. H. Ray Hoops; and Thomas W. Miller.

                       COMPENSATION OF EXECUTIVE OFFICERS

                      COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The following discussion is intended to supplement the more detailed information concerning our executive compensation that appears in the tables and narrative discussion that follow. Our goal is to provide you with a better understanding of our compensation practices, including the compensation payable to the Chief Executive Officer and the other four executive officers named in the Summary Compensation Table, the named executive officers.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors, which we refer to as the committee in this CD&A, has been appointed by the Board to assist it in fulfilling its oversight responsibility with respect to executive compensation. The committee is comprised of independent directors. It determines and approves the compensation payable to our executive officers and also makes awards of equity-based compensation to our employees.

To carry out its responsibilities, the committee has:

     - engaged Clark Consulting, an independent, nationally-recognized compensation consultant with expertise in financial institutions, as its consultant, and provide advice on compensation plan design and best practices;

     - approved the composition of and changes to the "peer group" of other Midwest banking companies described below under "Benchmarking" that the committee and Clark Consulting use for making comparisons to our executive compensation practices;

     - reviewed the compensation components for the Chief Executive Officer and the other named executive officers, including reviewing "tally sheets";

     - held "executive sessions" of the committee without members of management present to discuss performance issues, goal-setting and other matters; and

     - attended seminars and presentations concerning issues relating to executive compensation.

OBJECTIVES

We believe that our executive compensation program should meet the following objectives:

     - support a pay-for-performance policy that rewards coordinated and sustained results that enhance our performance and achieve our strategic goals;

     - provide total compensation which is competitive to total compensation payable to executives at other banking companies with comparable responsibilities, which is key to attracting and retaining the highly-skilled management personnel necessary to our success; and

     - provide incentive compensation opportunities tied to achievement of financial performance measures or increases in the value of our common stock to align management's interests with the interests of our shareholders.

ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

The Chief Executive Officer annually reviews the performance of each of the other named executive officers. Based on this review, he makes recommendations to the committee, including recommendations for salary adjustments and incentive awards. In the case of Messrs. Watson and Duncan, who were not serving as executive officers until after May 2006, their base salary and cash bonus was approved by Mr. Vea upon the recommendation of Mr. Brown, the executive officer to whom Messrs. Watson and Duncan were then reporting. Although the committee considers these recommendations along with data provided by its other advisors, it retains full discretion to approve compensation for our executive officers.

BENCHMARKING

For comparative purposes, the committee reviews the compensation practices and levels of a peer group of nineteen other publicly-held bank holding companies. The peer group was selected by the committee with input from Clark Consulting and management. These companies were selected from among publicly-held regional bank holding companies with headquarters in the Midwest. The companies range in asset size from $1.5 billion to $8 billion. Most of them operate in two or more states with multiple branches. The group includes companies primarily serving community markets, a few serving primarily metropolitan markets and the rest serving both kinds of markets. The peer group represents the types of companies that we consider to be our primary competition for management talent.

Currently, the peer group consists of: Citizens Banking Corporation, First Midwest Bancorp, Inc., Republic Bancorp Inc., Park National Corporation, AMCORE Financial, Inc., WesBanco, Inc., First Financial Bancorp, Chemical Financial Corp, 1st Source Corporation, First Merchants Corporation, Independent Bank Corp, Capitol Bancorp Limited, Community Trust Bancorp, Inc., Heartland Financial USA, Inc., Midwest Banc Holdings, Inc., First Financial Corporation, First Indiana Corporation, Republic Bancorp, Inc. (KY), and Lakeland Financial Corporation.

The committee targets total compensation at approximately the 60th to 65th percentile of the peer group for on-plan, budgeted performance levels. The compensation plans are designed such that the competitive positioning of total compensation approximates that of Integra's performance, and the competitive positioning of compensation varies accordingly from year to year. The committee uses data from the peer group as a comparison for our compensation levels and practices, but it does not tie our compensation decisions to those of the peer group.

STOCK OPTION AND OTHER EQUITY-BASED INCENTIVES GRANT PRACTICES

The committee has the sole authority under our 1999 Stock Option and Incentive Plan, or 1999 plan, and our 2003 Stock Option and Incentive Plan, or 2003 plan, to make equity-based incentive compensation awards to key employees and directors. To date, the committee has made awards only in the form of stock options and restricted stock.

With the exception of new hires, significant promotions or other unplanned events, the committee makes equity awards on an annual basis at its May meeting. This timing has allowed the committee to assess our financial performance for the prior year. The committee also considers management's views, including the recommendation of the Chief Executive Officer, on this subject, but the committee has final authority to make the awards.

Our stock option awards generally vest in three equal annual installments beginning one year from the date of grant, and are subject to a continuing service requirement. Our plans currently set the exercise price of stock options at either the closing sale price of our common stock on the day preceding the date of grant (the 2003 plan) or the mean between the high and low sale prices on the day preceding the date of grant (the 1999 plan). If shareholders approve the 2007 Equity Incentive Plan, or Equity Plan, the market value of future awards will be equal to the closing sale price of our common stock on the date of grant.

Restricted stock awards vest in three equal installments beginning one year from the date of grant and are subject to a continuing service requirement.

If shareholders approve the Equity Plan, the committee expects to make grants of stock appreciation rights (SARs) and restricted stock. SARs would be settled in stock. For more information on the Equity Plan, see pages 33 to 37 of this proxy statement.

TOTAL COMPENSATION ANALYSIS

Since 2003, the committee has been moving toward a quantitative approach for executive compensation. It has considered data from market surveys and comparative information from the peer group provided by Clark Consulting to develop a "total compensation" analysis for our executive officers. This approach combines salary with annual (or multi-year) cash incentives and long-term incentive award opportunities in the form of stock options and shares of restricted stock. The amount of total compensation we pay our executive officers is compared to compensation for officers with similar responsibilities within the peer group and our total compensation amounts are expressed as percentiles for the peer group. The committee has implemented most, but not all, of Clark Consulting's recommendations.

ELEMENTS OF COMPENSATION

There are three principal elements in our executive compensation program -- base salary, cash incentives and equity-based incentives. The committee has used as a guideline that, in the case of the named executive officers, a substantial portion of the total compensation should be at risk--tied directly, or indirectly, to achieving objective financial performance measures.

Base Salary. We believe that base salaries should provide executive officers with a level of assured compensation consistent with their professional status and accomplishments. Consistent with this philosophy, the committee has targeted base salaries of our executive officers at approximately the 60th to 65th percentile of the peer group.

The committee typically considers changes to base salaries of executive officers on an annual basis. Messrs. Vea, Zorn and Brown are parties to employment agreements with us which set the base salary of the officer at a specified level and provide that the committee will determine annually whether to increase the base salary. The committee cannot reduce the base salary of these officers. In reviewing base salaries, the committee takes into account a qualitative assessment of the employee's performance and position within our salary range. The performance assessment of the Chief Executive Officer is conducted by the Nominating and Corporate Governance Committee and the results are provided to the committee. The committee reviews the performance of the other named executive officers and considers the recommendations of the Chief Executive Officer in making annual adjustments. The committee assigns each executive officer with one of five performance criteria, ranging from "did not meet expectations" to "far exceeding expectations". The committee then considers the performance rating and market data provided by Clark Consulting in making any salary change.

Cash Incentives. We use cash awards on an annual or multi-year basis to provide incentives to achieve specific goals or to reward superior individual performance. During 2006, three of the named executive officers participated in the 2003 Executive Annual and Long-Term Incentive Plan, or Incentive Plan. The Incentive Plan provided for cash awards based on the achievement of short-term (one year) and long-term (four years) performance goals. The plan provided for annual awards for each of the four years of the plan that could be earned upon achieving the short-term goals. Forty percent of each earned annual award was then deferred for payout in 2007, subject to achieving the long-term goals. The plan specified "minimum", "target", and "maximum" award opportunities as a percentage of salary. The award opportunities were based primarily on market data on competitive awards and the competitive positioning of total compensation within the peer group. For more information on the Incentive Plan, see the descriptions on pages 21 and 29 of this proxy statement.

The 2006 cash bonus opportunity for the other two named executive officers (who were not then serving as executive officers) was determined by the Chief Executive Officer, based upon the recommendation of Mr. Brown, to whom the officers then reported, expressed as a specified percentage of base salary that could be paid depending upon the Chief Executive Officer's assessment of each of the officer's performance.

In 2007, we expect that the committee will provide annual cash award opportunities under the Annual Cash Incentive Plan, or Cash Plan, that is being considered by the shareholders at this meeting.

Equity-Based Incentives. The committee uses our two current equity-based compensation plans to provide long-term incentives to executives and key employees in the form of stock option and restricted stock awards. These awards provide an opportunity for additional compensation that is tied to the performance of our stock, aligning the interests of the recipients with the interests of our shareholders. The committee considers the recommendations of management, but it determines the final allocations. The individual opportunities are then assigned to one or more forms of equity awards. For executive officers and other senior managers, the awards have recently taken the form of shares of restricted stock and stock options. Other participants have been granted stock options only.

The methodology the committee has used since 2004 for grants to executive officers includes determining actual awards within a range of defined "threshold", "target", and "maximum" award opportunities, expressed as a percentage of salary. The award opportunities are based primarily on market data on competitive awards and the competitive positioning of total compensation within the peer group. The committee bases actual equity awards primarily on performance against the same criteria used to determine cash incentive awards, with discretionary adjustments to reflect individual results, business circumstances, and positioning of total compensation.

In 2007, we expect the committee will make equity-based awards under the new Equity Plan, which is being considered by shareholders at this meeting.

OTHER BENEFITS

Retirement Arrangements. We do not have a pension plan or any supplemental retirement plans for our executive officers. Executive officers participate in our 401(k) plan on the same terms as other salaried employees. We match employee contributions in an amount equal to 100% of the employee's contributions up to 3% of the employee's eligible compensation plus 50% of the employee's contributions greater than 3% and up to 5% of the employee's eligible compensation. Although we have the ability to make additional profit sharing contributions to the 401(k) plan, we have not made any such contributions since the plan commenced in 2000.

Personal Benefits. Management-level employees, including the named executive officers are entitled to receive a limited range of personal benefits under their employment agreements (if applicable) or under our policies. The committee annually reviews these benefits. We believe that social or country club memberships provide an appropriate environment for customer business development. We pay for the initiation fee, dues and special assessments for country club memberships for the named executive officers. Any personal expenses incurred are reimbursed by the executive. Beginning in 2007, we will pay for an annual medical examination for Messrs. Vea, Zorn, and Brown. Finally, we provide Messrs. Vea, Zorn and Brown with an annual automobile allowance. These personal benefits are disclosed as "All Other Compensation" in the Summary Compensation Table on page 20 of this proxy statement.

2006 COMPENSATION DECISIONS

In making the compensation decisions for 2006, the committee reviewed comparative information from the peer group and other information from Clark Consulting. The committee also looked at our corporate performance during the period that an executive officer has held his position, the committee's assessment of the difficulty of replacing an executive officer with another of comparable experience and skill, and how compensation decisions could assist us in achieving the four goals set out in our strategic plan described in our 2005 annual report on Form 10-K. In addition, the committee reviewed tally sheets that had been prepared by management with the assistance of Clark Consulting for each of the named executive officers. The tally sheets listed each component of the executive's 2005 compensation, including salary, bonus, outstanding equity awards, potential severance payments and personal benefits.

Base Salary. In addition to the information described above, the committee considered Clark Consulting's recommendations regarding how base salary should relate to total compensation of the executive officers. Clark Consulting recommended salary increases that ranged from three percent to nine percent depending on performance. The Committee also considered management's recommendations to limit any increase in the base salary of the three most senior executives to the overall merit increase of two percent to all salaried employees for 2006.

The committee considered the performance evaluation of Mr. Vea conducted by the Nominating and Governance Committee which included a consideration of objective criteria, including corporate performance, the creation of long-term strategies, the accomplishment of strategic objectives, his development of other management, and a qualitative assessment of his performance by the committee. On May 8, 2006, the committee approved an increase in Mr. Vea's base salary from $425,000 to $433,500 effective April 9, 2006. This represented a two percent increase from his previous salary.

In setting the base salaries of Messrs. Zorn and Brown, the committee considered the Chief Executive Officer's evaluations of each officer's performance. On May 8, 2006, the committee approved base salaries effective April 9, 2006, as follows: Mr. Zorn - $252,500 and Mr. Brown - $263,000. This represented a two percent increase over their previous salaries.

The 2006 base salaries for Messrs. Watson and Duncan were determined by the Chief Executive Officer because those officers were not then serving as executive officers. Based on the recommendation of Mr. Brown, to whom the officers then reported, Mr. Vea approved an increase of five percent of each officer's base salary effective April 9, 2006 as follows: Mr. Watson - $197,500 and Mr. Duncan - $183,750. Mr. Duncan also received an increase of approximately eleven percent upon his promotion to President of the Evansville and Community Banking Division of Integra Bank in October 2006. His current salary is $203,500.

After giving effect to the 2006 increases, Clark Consulting advised the committee that the Chief Executive Officer's salary was at the 55th percentile of the peer group and both Mr. Zorn and Mr. Brown's salaries were within 9% of the targeted positioning at the 65th percentile.

Base salary represented approximately 56% of the total compensation we paid the named executive officers for 2006. (Total compensation includes base salary, bonus, grant date fair value of equity awards, non-equity incentive plan compensation and all other compensation.)

Cash Incentives. As described above, Messrs. Vea, Zorn and Brown participated in the Incentive Plan, a four year plan that ended in 2006. In February 2006, the committee set "minimum," "target" and "maximum" levels for the 2006 award under the Incentive Plan for two performance measures: adjusted earnings per share (weighted at 66%) and credit quality (weighted at 34%). The range of potential cash incentive payout was based on earnings per share of $1.65 to $1.79 excluding stock option expensing. The adjustment to exclude the effect of complying with FASB Statement 123(R), Share Based Payments, ("FAS 123R") from earnings per share allowed the committee to establish growth goals that were comparable on a year over year basis. The objectives for credit quality were divided equally between net charge-offs and non-performing loans to total loans. We consider the objectives set for credit quality as confidential information. However, the committee set the objectives for the credit quality performance measures at levels the committee believed were achievable, but which would represent continuing improvement in the quality of our loan portfolio.

In February 2007, the committee determined that the "minimum" level for the adjusted earnings per share measure had not been met, the "minimum" level for net charge-offs had not been met, but the "maximum" level for non-performing loans to total loans had been met. Accordingly, the committee approved payment under the Incentive Plan of the amounts shown for these three officers in the Summary Compensation Table under "Non-Equity Incentive Compensation" on page 20 of this proxy statement. The amounts represented sixty percent of the 2006 award. The remaining forty percent of the 2006 award and forty percent of the awards earned for 2003 through 2005 under the Incentive Plan had been deferred until after December 31, 2006, subject to the achievement of long-term targets tied to earnings per share growth and credit quality. As described in the narrative accompanying the Grants of Plan-Based Awards Table, the long-term targets were not met and the deferred portion of the Incentive Plan awards will not be paid. The total deferred portion of the Incentive Plan awards that were forfeited was $631,570.

The other two named executive officers did not participate in the Incentive Plan. The cash incentives for Messrs. Watson and Duncan were discretionary bonuses approved by the Chief Executive Officer based primarily on Mr. Brown's assessment of their performance. The amount of the cash incentives paid to those officers for 2006 is shown in the Summary Compensation Table under "Bonus" on page 20 of this proxy statement.

Cash incentives represented approximately 10% of the total compensation we paid the named executive officers for 2006.

Equity-Based Incentives. The committee established equity-based incentive award opportunities for Messrs. Vea, Zorn, and Brown as a percentage of base salary subject to the achievement of "threshold", "target", and "maximum" levels. For 2006, the equity award grant as a percentage of salary was based on achievement of 2005 goals and was as follows: Mr. Vea: 50% at threshold, 80% at target and 160% at maximum; Mr. Zorn: 20% at threshold, 35% at target, and 70% at maximum; and Mr. Brown: 20% at threshold, 35% at target, and 70% at maximum. The form of the award opportunity was allocated between stock options (66%) and restricted stock (34%) valued using their grant date fair value, vesting equally over three years. In addition, the committee considered other factors in its determination of the appropriate equity awards including quality of results, retention of management, progress against strategic plan goals, and total compensation. Based on those factors, the committee approved equity awards (expressed at a percentage of base salary) as follows: Mr. Vea - 72%, Mr. Zorn - 46%, and Mr. Brown - 45%.

For Mr. Watson and Mr. Duncan, who were not executive officers at the time of the 2006 equity grants, and the other executive officers, the awards were made by the committee based upon recommendations of management and the comparative compensation information provided by Clark Consulting. The blend of options and restricted stock differed from the other named executive officers.

The stock option and restricted stock awards to the named executive officers for 2006 are shown in the Grants of Plan-Based Awards Table on page 21 of this proxy statement.

Equity-based incentives represented approximately 29% of the total compensation we paid the named executive officers for 2006.

CHANGES IN 2007 COMPENSATION PROGRAM

As explained above, the committee is continuing to revise our compensation program. Based on part of Clark Consulting's recommendations, the committee has approved the following changes to the design of our executive compensation program to be effective in 2007:

     - Performance goals for cash incentives will be set for a one-year period.

     - Performance goals for cash incentives will be approved and communicated to executive officers by March 31st of each year.

     - Long-term incentive equity awards will be in two parts: annual equity awards based on the methodology currently in place in the form of SARs and restricted stock; and an opportunity for an additional equity award based on superior performance tied to achievement of top quartile performance over a three-year period in the form of SARs.

     - Targets will be set for the annual equity grants and based on achievement of earnings per share, credit quality, and other factors in its determination of the appropriate equity awards including quality of results, retention of management, progress against strategic plan goals, and total compensation.

     - If the Equity Plan is approved, the committee will grant annual awards in the form of SARs and restricted stock. SARs have accounting consequences similar to stock options, but will be less dilutive in operation.

2007 EXECUTIVE COMPENSATION DECISIONS

The committee has established 2007 award opportunities, which are similar to 2006, for the executive officers under the Annual Cash Incentive Plan, or Cash Plan. These awards are contingent upon the shareholders approving the Cash Plan at this annual meeting. The following award opportunities, as a percentage of base salary, apply to the named executive officers:

                  Threshold   Target   Maximum
                  ---------   ------   -------
Michael T. Vea        0%        60%     100%
Martin M. Zorn        0%        45%      80%
Archie M. Brown       0%        45%      80%
Roger D. Watson       0%        35%      60%
Roger M. Duncan       0%        35%      60%

The committee established two performance measures: earnings per share (weighted at 66%) and credit quality (weighted at 34%). The earnings per share levels have not been set at the time of printing this proxy statement. The objectives for credit quality are divided equally between net charge-offs, and non-performing loans to total loans. As we indicated earlier, we consider the objectives set for credit quality as confidential information; however, the credit quality goals were established to achieve performance at median or better of our peer group. Mr. Watson's award opportunity may have a more equal weighting between these goals and the performance of his business unit.

If the Cash Plan is not approved by shareholders, we expect that the committee will provide cash incentives to executive officers in amounts similar to those that would have been paid under the Cash Plan. In such event, we could lose a portion of the tax deduction for future compensation we may pay to our executive officers because of the limitations under Section 162(m).

The committee has established 2007 equity award opportunities for the executive officers under the 2007 Equity Incentive Plan, or Equity Plan, subject to shareholder approval of the Equity Plan. The equity award opportunities are subject to the same performance measures as under the Cash Plan as well as the other factors discussed earlier under Equity Based Incentives. The following award opportunities, as a percentage of base salary, apply to the named executive officers:

                  Threshold   Target   Maximum
                  ---------   ------   -------
Michael T. Vea       50%        80%      160%
Martin M. Zorn       20%        35%       70%
Archie M. Brown      20%        35%       70%
Roger D. Watson      20%        35%       60%
Roger M. Duncan      20%        35%       60%

OTHER RELATIONSHIPS WITH COMPENSATION CONSULTANT

In addition to its engagement as the committee's consultant, we have engaged Clark Consulting since 1998 to review and assist us in implementing a bank-owned life insurance policy program. Clark Consulting also administers a group term life insurance program for us.

The committee periodically reviews its relationship with the consultant and considers competitive proposals from other firms. The committee believes that these other relationships do not impair Clark Consulting's objectiveness as a consultant to the committee.

TAX AND ACCOUNTING ISSUES

Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to the most highly-compensated executive officers of U.S. public companies to $1,000,000 per year unless the compensation qualifies as performance-based. To date, we have never been subject to the limits of Section 162(m). The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive's exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the committee has determined that it will not necessarily seek to limit executive compensation to that sum which is deductible under Section 162(m).

The 2003 Stock Option and Incentive Plan and the two new compensation plans being considered at this meeting each contain performance-based conditions. The plans either have been or will be approved by shareholders so that payments under those plans can qualify as performance-based compensation under Section 162(m). We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with our compensation policies and what we believe is in the best interests of our shareholders.

Section 409A. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. As amended, Section 409A of the Code affects the payments of certain types of deferred compensation to key employees. While the final Section 409A regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions which were effective January 1, 2005, and available guidance from the Internal Revenue Service.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of FAS 123R, using the modified-prospective method. In accordance with this method, we did not adjust our financial statements for earlier periods to reflect the effect of FAS 123R.

                           SUMMARY COMPENSATION TABLE

The table below sets forth compensation information for our Chief Executive Officer, Chief Financial Officer and the three most highly compensated other executive officers on the basis of total compensation for 2006. We refer to these five executives as the named executive officers:

                                                                            Non-Equity
                                                          Stock    Option    Incentive     All Other
Name and                               Salary    Bonus    Awards   Awards   Plan Comp.   Compensation    Total
Principal Position             Year     ($)       ($)     ($)(1)   ($)(2)     ($)(3)        ($)(4)        ($)
------------------             ----   -------   ------   -------   ------   ----------   ------------   -------
Michael T. Vea                 2006   431,214        0   130,587   45,334     44,217        47,260      698,612
   Chairman of the Board,
   President and
   Chief Executive Officer

Martin M. Zorn                 2006   251,154        0    39,104   16,890     21,461        30,305      358,914
   Chief Financial Officer
   Executive Vice-President,
   Finance and Risk

Archie M. Brown                2006   261,654        0    39,631   16,890     21,461        27,909      367,545
   Executive Vice-President,
  Commercial and
  Consumer Banking

Roger D. Watson                2006   205,371   90,000    29,254   15,639          0        11,328      351,592
  Executive Vice-President,
  Division Manager -
  Commercial Real Estate

Roger M. Duncan                2006   185,572   40,000    29,254   12,511          0        10,765      278,102
  Executive Vice-President,
  Evansville and Community
  Banking Division President

(1) Represents the compensation cost recognized in 2006 for restricted stock awards excluding estimated forfeitures held by each named executive officer. During 2006, in accordance with FAS 123R, no restricted stock awards were forfeited by the named executive officers. The discussion of FAS 123R valuation assumptions is contained in Note 1, "Summary of Significant Accounting Policies" in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. The cost attributable to each outstanding restricted stock award is as follows: Mr. Vea, 2003 grant - $16,698, 2004 grant - $44,999, 2005 grant - $46,814, and 2006 grant - $22,076; Mr. Zorn, 2003 grant - $3,920, 2004 grant - $14,737, 2005 grant - $12,021, and 2006 grant
     - $8,426; Mr. Brown, 2003 grant - $3,920, 2004 grant - $14,737, 2005 grant
     - $12,548, and 2006 grant - $8,426; and Mr. Watson, 2003 grant - $2,481,
     2004 grant - $8,508, 2005 grant - $10,830, 2006 grant - $7,435; and Mr.
     Duncan, 2003 grant - $2,481, 2004 grant - $8,508, 2005 grant - $10,830, and
     2006 grant - $7,435.

(2) Represents the compensation cost recognized in 2006 in accordance with FAS 123R for option awards, excluding estimated forfeitures granted in 2006 to each named executive officer. The discussion of FAS 123R valuation assumptions is the same as referred to in note (1) above.

(3) Represents the portion of annual award paid for 2006 pursuant to the 2003 Executive Annual and Long-Term Incentive Plan.

(4) All other compensation consists of (i) matching contributions to the 401(k) plan for all named executive officers; (ii) life insurance premiums for all named executive officers; and (iii) the amount of dividends paid on unvested restricted stock awards to all named executive officers. Also includes the value of perquisites and personal benefits consisting of: (i) automobile allowance in the following amounts: Mr. Vea - $15,000; Mr. Zorn
     - $12,000; and Mr. Brown - $12,000; (ii) country club memberships in the following amounts: Mr. Vea - $14,162; Mr. Zorn - $6,635; and Mr. Brown - $6,707; (iii) home security monitoring for Mr. Vea;

     (iv) executive long-term disability insurance for all named executive officers; and (v) a "gross-up" of a $100 cash award for Mr. Duncan.

                        GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information concerning stock and option awards made to the named executive officers during 2006 as well as estimated future payouts under the 2003 Executive Annual and Long-Term Incentive Plan:

                                                                                               ALL OTHER
                                                                                   ALL OTHER    OPTION
                                 ESTIMATED FUTURE          ESTIMATED FUTURE          STOCK      AWARDS
                                  PAYOUTS UNDER              PAYOUTS UNDER          AWARDS:     NUMBER    EXERCISE  GRANT DATE
                            NON-EQUITY INCENTIVE PLAN      EQUITY INCENTIVE          NUMBER       OF       OR BASE   FAIR VALUE
                                    AWARDS(1)                 PLAN AWARDS          OF SHARES  SECURITIES  PRICE OF   OF STOCK
                           --------------------------  --------------------------   OF STOCK  UNDERLYING   OPTION    AND OPTION
                   GRANT   THRESHOLD  TARGET  MAXIMUM  THRESHOLD  TARGET  MAXIMUM   OR UNITS    OPTIONS    AWARDS     AWARDS
NAME               DATE       ($)       ($)     ($)       (#)       (#)     (#)       (#)         (#)      ($/SH)      ($)(2)
----             --------  ---------  ------  -------  ---------  ------  -------  ---------  ----------  --------  -----------
Michael T. Vea   05/08/06      0         0       0         0         0       0       4,454      36,235       22.90      306,000
Martin M. Zorn   05/08/06      0         0       0         0         0       0       1,700      13,500       22.90      114,935
Archie M. Brown  05/08/06      0         0       0         0         0       0       1,700      13,500       22.90      114,935
Roger D. Watson  05/08/06      0         0       0         0         0       0       1,500      12,500       22.88      104,725
Roger M. Duncan  05/08/06      0         0       0         0         0       0       1,500      10,000       22.88       90,650

(1) As explained below, there are no future payouts under the 2003 Executive Annual and Long-Term Incentive Plan.

(2) Represents the aggregate grant date fair value determined in accordance with FAS 123R for the restricted stock and option awards.

2003 EXECUTIVE ANNUAL AND LONG-TERM INCENTIVE PLAN

Under the 2003 Executive Annual and Long-Term Incentive Plan, Messrs. Vea, Zorn, and Brown were entitled to receive cash awards for each year in the plan upon the attainment of annual objectives. The plan expired at the end of 2006. Forty percent (40%) of each of the annual awards earned over the four-year period was deferred for payment until after December 31, 2006, subject to the attainment of certain earnings and credit quality goals. The goals were not met and accordingly the deferred portion will not be paid. Mr. Duncan and Mr. Watson were not participants in the plan. The Summary Compensation Table under "Non-Equity Incentive Plan Compensation" reflects the annual award Mr. Vea, Mr. Zorn, and Mr. Brown earned for 2006 under the plan.

OPTION GRANTS

The named executive officers were granted options on May 8, 2006. The options vest equally over three years subject to continuous employment requirements. The options granted to Messrs. Vea, Zorn, and Brown were made under our 2003 plan and so had an exercise price equal to last sale price reported by Nasdaq Global Market for the trading date preceding the date of grant. The options granted to Messrs. Watson and Duncan were made under our 1999 plan and so had an exercise price equal to the mean between the highest and lowest sales price as reported by Nasdaq Global Market for the date preceding the date of grant. The closing price reported by Nasdaq Global Market on May 8, 2006 was $22.70.

RESTRICTED STOCK AWARDS

The named executive officers were granted restricted stock awards on May 8, 2006. The stock awards vest equally over three years subject to continuous employment requirements or upon termination due to death, disability or a "change in control".

STOCK OWNERSHIP REQUIREMENTS

Our Corporate Governance Principles require named executive officers to own shares of our common stock, restricted stock awards, or unexercised stock options having specified percentages of his or her base salary. In the case of Mr. Vea, the requirement is 300% of base salary, in the case of Messrs. Zorn and Brown, 150% of base salary, and in the case of Messrs. Watson and Duncan, 50% of base salary. Messrs. Vea, Zorn and Brown are expected to comply with these guidelines by December 31, 2007. Messrs. Watson and Duncan were recently designated as executive officers and are expected to comply with these guidelines by December 31, 2008. As of December 31, 2006, all named executive officers were in compliance with these guidelines.

               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information concerning outstanding equity awards held by the named executive officers at December 31, 2006:

                                         Option Awards                                               Stock Awards
                 --------------------------------------------------------------  ---------------------------------------------------
                                                                                                                           Equity
                                                                                                              Equity      Incentive
                                                                                                            Incentive       Plan
                                                                                                              Plan         Awards:
                                                Equity                                                       Awards:      Market or
                                               Incentive                                                    Number of   Payout Value
                                Number of    Plan Awards                          Number of  Market Value    Unearned    of Unearned
                  Number of     Securities    Number of                           Shares or  of Shares or    Shares,       Shares,
                  Securities    Underlying    Securities                          Units of     Units of       Units       Units or
                  Underlying   Unexercised    Underlying                         Stock That   Stock That     or Other   Other Rights
                 Unexercised   Options (#)   Unexercised   Options     Option     Have Not     Have Not    Rights That    That Have
                 Options (#)  Unexercisable    Unearned    Exercise  Expiration  Vested (#)   Vested ($)     Have Not        Not
Name             Exercisable       (1)       Options (#)  Price ($)     Date         (2)         (3)        Vested (#)   Vested ($)
----             -----------  -------------  -----------  ---------  ----------  ----------  ------------  -----------  ------------
Michael T. Vea     110,250                                   25.83    09/06/09     10,980       302,170         0            0
                    35,000                                   21.25    05/01/10
                    50,000                                   23.25    05/01/11
                    30,000                                   19.69    03/20/12
                    69,968                                   17.00    06/18/13
                    45,226                                   20.42    05/19/14
                    42,402                                   21.66    05/10/15
                                    36,235                   22.90    05/08/16

Martin M. Zorn      15,000                                   22.59    03/19/11     3,531         97,173         0            0
                     5,000                                   23.25    05/01/11
                    15,000                                   19.69    03/20/12
                    16,432                                   17.00    06/18/13
                    14,732                                   20.42    05/19/14
                    10,889                                   21.66    05/10/05
                                    13,500                   22.90    05/08/16

Archie M. Brown     25,000                                   23.38    03/12/11     3,580         98,522         0            0
                     5,000                                   23.25    05/01/11
                    15,000                                   19.69    03/20/12
                    16,432                                   17.00    06/18/13
                    14,732                                   20.42    05/19/14
                    11,363                                   21.66    05/10/15
                                    13,500                   22.90    05/08/16

Roger D. Watson     10,000                                   17.22    05/21/13     2,916         80,248         0            0
                    10,000                                   18.38    07/16/13
                    12,500                                   20.42    05/19/14
                    12,500                                   21.66    05/10/15
                                    12,500                   22.88    05/08/16

Roger M. Duncan      5,788                                   38.00    10/22/07     2,916         80,248         0            0
                    11,024                                   33.92    10/21/08
                     5,000                                   21.25    05/01/10
                     3,000                                   23.25    05/01/11
                     5,000                                   19.69    03/20/12
                     7,500                                   18.48    07/16/13
                    12,500                                   20.42    05/19/14
                    12,500                                   21.66    05/10/15
                                    10,000                   22.88    05/08/16

(1) Represents stock options granted in 2006 that become exercisable in three equal installments each year beginning on the first anniversary of the grant date. The options granted to Messrs. Vea, Zorn, and Brown will vest upon termination due to death, disability or a "change in control". The options granted to Messrs. Watson and Duncan do not vest upon termination due to death or disability, or a "change in control".

(2) Represents unvested portion of restricted stock awards granted in 2004, 2005 and 2006 that vest in three equal installments each year beginning on the first anniversary of the grant date. Vesting of these restricted stock awards accelerate upon a "change in control".

(3) Calculated by multiplying the number of shares of unvested restricted stock by $27.52, the closing market price of our common stock as reported by the Nasdaq Global Market on December 29, 2006.

                     OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the number of shares underlying option awards that were exercised or transferred for value during the year and the value realized and the number and value of stock awards that vested or were transferred for value during 2006 held by the named executive officers.

                            Option Awards                     Stock Awards
                  --------------------------------   -----------------------------
                     Number of                           Number of        Value
                  Shares Acquired   Value Realized   Shares Acquired   Realized on
                    on Exercise      upon Exercise      on Vesting       Vesting
Name                    (#)               ($)              (#)            ($)(1)
----              ---------------   --------------   ---------------   -----------
Michael T. Vea            0                 0             6,499          145,068
Martin M. Zorn            0                 0             1,778           39,704
Archie M. Brown           0                 0             1,802           40,251
Roger D. Watson           0                 0             1,167           26,092
Roger M. Duncan         560               599             1,167           26,092

(1) Calculated by multiplying the number of shares of vested stock by the closing market price of our common stock on the vesting date as reported by the Nasdaq Global Market.

                       POTENTIAL POST-EMPLOYMENT PAYMENTS

Our executive officers and other employees have built Integra into the successful company that it is today, and we believe that it is important to provide them with competitive measures for compensation after termination of employment in a limited number of circumstances, including a change of control. Further, it is our belief that the interests of stockholders are best served if these arrangements encourage our executive officers to consider potential change in control transactions that may be in the best interests of shareholders.

The employment and other agreements for the named executive officers are described in the section entitled Employment Agreements which begins on page 27 of this proxy statement.

TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL

In the event of termination of employment in connection with a change in control, Mr. Vea will receive a lump sum payment equal to three times his base salary and the larger of his performance bonus for the year immediately preceding the change in control or the average of the performance bonus for the three years immediately preceding the change in control. In the same circumstances, Mr. Zorn and Mr. Brown would receive a lump sum payment equal to the greater of a cash payment in an amount that, when added to all other accelerated payments or benefits, would be equal to two and nine-tenths times their "Base Amount" or two and nine-tenths times the "Base Amount" minus the full amount payable by Mr. Zorn and Mr. Brown to the Internal Revenue Service under Section 4999 of the Internal Revenue Code of 1986. Mr. Duncan would received a lump sum payment after his termination in an amount equal to two times his "Base Amount", plus any earned but unpaid bonus or incentive. "Base Amount" is defined as average includable salary, bonus, incentive payments and similar compensation for the five most recent taxable years ending before the date of the change in control occurred. Mr. Watson is not party to an employment or other benefit agreement providing for benefits in the event of a change in control.

In the event of a change in control, we would also continue to pay Mr. Vea, through the calculation period of his change-in-control benefit, his automobile allowance, country club membership and the same fringe benefits as provided to our other full-time employees. The other named executive officers receive benefits earned through the termination date. In addition, all equity awards to named executive officers would immediately vest.

The various agreements and arrangements use definitions of a change-in-control that vary. Generally, a "change-in-control" would include (1) the acquisition of 25% or more of our stock by a person or group of persons; (2) a change in the composition of a majority of our directors (excluding changes previously approved by a majority of our incumbent directors); and (3) a reorganization, merger, or consolidation unless (a) 60% or more of the outstanding of the resulting corporation is owned by our shareholders, (b) no single person owns more than 25% or more of the outstanding stock of the resulting corporation and
(c) our directors constitute a majority of the directors of the resulting corporation.

The committee engaged Clark Consulting to review the termination payments and restrictive covenant provision of our executive officer agreements. Based on this review, the committee has concluded that these agreements are appropriate for a banking company of our size and in our market area.

VOLUNTARY RESIGNATION

If any named executive officer terminates his employment voluntarily, no severance is payable. We would pay any salary and benefits accrued through the termination date. Any unvested restricted stock shares would be forfeited and vested stock options would remain exercisable for a period of three months following termination. The restrictive covenants following termination for the named executive officers, other than Mr. Watson, are described under Employment Agreements on pages 27 and 28 of this proxy statement.

TERMINATION FOR GOOD REASON

If Mr. Vea terminates his employment for good reason, he would receive a lump sum payment within five days after the termination of employment equal to the balance of his unpaid base salary for the remaining term of his contract. If either Mr. Zorn or Mr. Brown terminates his employment for good reason, he would receive a payout of one times salary. Mr. Watson and Mr. Duncan do not have a right to any payment if either terminates his employment. The definition of "good reason" is described under Employment Agreements on pages 27 and 28 of this proxy statement.

RETIREMENT

We do not provide retirement benefits to our employees other than under our 401(k) plan. Health and welfare benefits are available to our employees who have five years of service and have reached age 55 by paying the full premium. After age 65, health insurance coverage ends.

Vested options issued under the 1999 plan would expire three months after retirement. Unvested stock options would be forfeited. Under the 2003 plan, stock options that are vested or that vest in full within thirty-six months after retirement may be exercised for the remainder of the exercise period. Unvested restricted shares would be forfeited.

DEATH OR DISABILITY

In the event of the death or disability of a named executive officer, benefits are payable under our life insurance and disability plans, as appropriate. The death benefit for a named executive officer is equal to 2.5 times his base salary to a maximum benefit of $1,000,000 for the named executive officers. If Mr. Vea becomes disabled during the term of his employment agreement and is unable to perform his duties, he will continue to receive his base salary and benefits for a maximum period of 270 days from the date of the occurrence that caused the disability.

Unvested stock options issued under the 1999 plan do not accelerate upon death or disability. Vested stock options expire one year after termination of employment for death or disability. Unvested stock options issued under the 2003 plan accelerate upon death or disability and expire one year after termination for disability. Restricted stock awards vest upon death or disability.

PAYMENT MADE FOR INVOLUNTARY TERMINATION WITH OR WITHOUT CAUSE

In the event Mr. Vea's employment is involuntary terminated with cause, he would receive a lump sum severance payment within five days after his termination equal to his base salary for a period of one year. Benefits provided to Mr. Vea during his employment would continue through the remaining portion of the term of his employment agreement. All rights under any outstanding stock options would terminate immediately and Mr. Vea would be required to repay any gain realized upon the exercise of options within the 90-day period prior to termination. Any shares of restricted stock that were not vested as of the termination date would be forfeited. The definition of cause is described under Employment Agreements on pages 27 and 28 of this proxy statement.

If Mr. Vea's employment is involuntary terminated without cause, he would receive a lump sum severance payment within five days after his termination equal to his unpaid base salary for the remaining portion of the term of his agreement. We would continue to pay Mr. Vea's automobile allowance, country club membership and any other benefits earned through the calculation period of his severance benefit. Unvested stock options and restricted stock would be forfeited.

In the event any of the other named executive officer's employment is involuntary terminated with cause, we would pay their base salary and provide any benefits earned through the termination date. All rights under any stock options would terminate immediately and unvested restricted stock awards would be forfeited.

If Mr. Zorn or Mr. Brown's employment is involuntary terminated without cause, he would receive a payout of one times salary. If Mr. Duncan's employment is involuntary terminated without cause, he would receive twelve months of continued salary. In either case, unvested stock options and restricted stock awards would be forfeited as of the termination date.

The table on the following page reflects the amount of compensation payable to each of the named executive officers in the event of the termination of their employment. The amounts shown assume the termination is effective as of December 31, 2006 and assumes all accrued benefits have been paid prior to that date. The amounts shown are only estimates of the amounts that would be paid to each named executive officer upon their termination and do not imply tax positions we may take or the accounting treatment of any change-in-control expenses. The actual amounts to be paid can only be determined at the time of such executive's separation.

                       Estimated Post-Employment Payments
                     Under Alternative Termination Scenarios

                                 Change in    Voluntary                                          Involuntary    Involuntary
         Compensation             Control    Resignation   Retirement     Death     Disability    with Cause   without Cause
          Components                ($)          ($)           ($)         ($)          ($)          ($)            ($)
         ------------            ---------   -----------   ----------   ---------   ----------   -----------   -------------
Michael T. Vea
   Salary                        1,300,500        0                0            0     320,671      433,500       1,300,500
   2003 Executive Annual and
      Long-Term Incentive Plan     148,874        0                0            0           0            0               0
Stock Options (1)                  167,406        0          167,406      167,406     167,406            0               0
Restricted Stock (2)               302,170        0                0      302,170     302,170            0               0
401(k) match                        25,200        0                0            0       6,214        8,400          25,200
Health and Welfare Benefits         27,672        0                0            0       6,823        9,224          27,672
Life Insurance Proceeds                  0        0                0    1,000,000           0            0               0
Perquisites                         63,480        0                0            0      15,653       21,160          63,480
Gross-up (3)                       594,819        0                0            0           0            0               0

Martin M. Zorn
   Salary                          899,503        0                0            0           0            0         252,500
Stock Options (1)                   62,370        0           62,370       62,370      62,370            0               0
Restricted Stock (2)                97,173        0                0       97,173      97,173            0               0
Health and Welfare Benefits              0        0                0            0      62,260            0               0
Life Insurance Proceeds                  0        0                0      631,250           0            0               0

Archie M. Brown
   Salary                          926,051        0                0            0           0            0         263,000
Stock Options (1)                   62,370        0           62,370       62,370      62,370            0               0
Restricted Stock (2)                98,522        0                0       98,522      98,522            0               0
Health and Welfare Benefits              0        0                0            0      64,849            0               0
Life Insurance Proceeds                  0        0                0      657,500           0            0               0

Roger D. Watson
Stock Options (1)                   58,000        0                0       58,000      58,000            0               0
Restricted Stock (2)                80,248        0                0       80,248      80,248            0               0
Health and Welfare Benefits              0        0                0            0      48,699            0               0
Life Insurance Proceeds                  0        0                0      493,750           0            0               0

Roger M. Duncan
   Salary                          368,403        0                0            0           0            0         203,500
Stock Options (1)                   46,400        0                0       46,400      46,400            0               0
Restricted Stock (2)                80,248        0                0       80,248      80,248            0               0
Health and Welfare Benefits              0        0                0            0      50,178            0               0
Life Insurance Proceeds                  0        0                0      508,750           0            0               0

(1) Amount represents the value of "in-the-money" stock options held by the executive that would be deemed fully vested as a result of the specified termination scenario.

(2) Amount represents the value of shares of restricted stock held by the executive that would be deemed fully vested as a result of the specific termination scenario based on the closing market price of our common stock on December 29, 2006 as reported by the Nasdaq Global Market.

(3) See the description of Mr. Vea's contract of employment below for an explanation of the "gross-up" payout we would make if his employment is terminated under certain circumstances in connection with a change-in-control.

                              EMPLOYMENT AGREEMENTS

MR. VEA'S CONTRACT OF EMPLOYMENT

Michael T. Vea is serving as our Chief Executive Officer pursuant to a Contract of Employment dated August 23, 1999. The contract has a three year "evergreen" term that expires December 31, 2010; however, the term automatically extends each year for an additional year unless either party elects to not further extend the term by providing written notice by March 15 of each year. The contract provides for a minimum annual base salary, which is subject to annual review by the committee. The base salary may be increased based upon performance criteria (but not decreased below $350,000, except for across-the-board salary reductions similarly affecting all employees whose job positions and responsibilities are substantially the same as Mr. Vea). Mr. Vea's current annual base salary is $433,500.

The contract provides for a lump-sum severance payment if Mr. Vea's employment is terminated under certain circumstances by us or by Mr. Vea. The amount of the payment would be equal to the unpaid base salary for the remaining term of the contract (but not less than one year) unless Mr. Vea terminates his employment for "good reason" which would include a "change in control" in which case the severance payment would be based upon his base salary for a three-year period, plus an amount equal to the larger of the performance bonus paid in the preceding year or the average of the performance bonuses paid in the preceding three years. Mr. Vea is required to pay any excise taxes with respect to any compensation paid to him that would represent an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, unless the Board has previously approved the events consisting of the change in control or Mr. Vea has terminated his employment for certain of the criteria that constitute good reason after a change in control has occurred. In either of the latter two instances, we will "gross-up" his compensation to offset the effect any excise tax Mr. Vea is required to pay.

The contract defines "cause" as including: a material breach by Mr. Vea of his obligations which are not cured after notice; the commission of any act which the Board of Directors determines in accordance to be contrary to our best interests; or insubordination, embezzlement, dishonesty, fraud, conviction of a felony or behavior outside the acceptable norm expected business and personal conduct. The contract defines "good reason" as including our failure to re-elect Mr. Vea to or removing him from his current positions or a material breach of our obligations that are not cured after notice.

The contract contains restrictive covenants that prohibit Mr. Vea from: (1) conducting, directly or indirectly, any personal solicitation for banking or any related purpose any of our customers for one year from the date of termination of employment; and (2) working in any capacity, directly or indirectly, for an enterprise that competes with us in any of the countries in which we or any future acquisitions (including actual or potential acquisitions known or disclosed to Mr. Vea during his employment) are located or in any county or in any county contiguous to a county in which we or future acquisitions are located.

EMPLOYMENT AND OTHER AGREEMENTS FOR NAMED EXECUTIVE OFFICERS

Mr. Zorn and Mr. Brown are each party to an employment agreement. The agreements have terms ending June 30, 2007; however, the term is automatically extended for successive terms of one year each unless either party elects not to further extend the term by providing written notice at least sixty days prior to the scheduled expiration. The agreements provide for minimum annual base salaries, which are reviewed annually by the Compensation Committee. The current annual base salaries of these officers are: Martin M. Zorn - $252,200 and Archie M. Brown - $263,000.

The agreements provide for a lump sum severance payment equal to one times the base salary then in effect if we terminate the officer's employment without cause and in the absence of "change in control" or if the officer terminates employment because of a material breach by us. If the executive officer's employment is terminated within six months before or two years after a "change in control" for any reason other than death, disability or cause, or if the officer terminates his employment for good reason six months before or within two years after a change in control, then the officer is entitled to receive a lump sum severance payment equal to the greater of (1) an amount that when added to all other accelerated payments or benefits would be equal to 2.9 times the "base amount" as defined in section 280G of the Code or (2) 2.9 times the "base amount" minus any excise taxes payable by the executive as an "excess parachute payment."

These employment agreements define "cause" as including:

- conviction of a felony, or engaging in illegal, fraudulent or dishonest conduct;

-    failing to follow lawful instructions;

-    a breach of the executive's obligations that is not cured after notice,

-    gross or habitual negligence;

- engaging in conduct tending to bring the company into public disgrace or disrepute;

- a material violation of our business ethics or conflict of interest policies;

-    misusing alcohol or illegal drugs;

-    violating banking laws and regulations; or

-    failing to abide by our employment rules or policies.

These agreements define "good reason" as including:

- assigning duties that are materially inconsistent with the position, duties and responsibilities of the executive;

- reducing base salary or failing to increase base salary by the average percentage increase applied to all executive and senior officers;

- failing to maintain any incentive bonus or other compensation plan in which the executive participates;

- failing to provide the health, welfare and other employment-related benefits that are substantially the same as currently provided;

-    requiring the executive to relocate;

- failing to reappoint or reelect the executive to his current corporate offices;

-    requesting the executive to participate in an unlawful act; and

-    breaching any of our obligations that are not cured after notice.

The agreements contain restrictive covenants that prohibit the officer from: (1) working in a similar capacity for a competitive enterprise for two years from the date of termination of employment (one year in the event that the employment is terminated without cause) within any county in which we have an office or a branch; (2) soliciting or interfering with our customers; and (3) soliciting or hiring our employees.

Mr. Duncan is party to a Senior Officer Change in Control Benefits Agreement. The agreement has a term ending December 31, 2007; however, the term is automatically extended for successive terms of one year unless either party elects not to further extend the term by providing written notice prior to November 30 of the year for which notice is given. If Mr. Duncan's employment is terminated within twelve months following a "change in control" for any reason other than death, disability, retirement or cause, or if he terminates his employment for good reason within twelve months following a "change in control", then he is entitled to a lump sum severance payment equal to one times the "base amount" as defined in Section 280G of the Code. The payment to Mr. Duncan would be reduced by the full amount that such payment, when added to all other payments or benefits of any kind by reason of the "change in control" constitutes an "excess parachute payment". In the event Mr. Duncan's employment is terminated for any reason other than death, disability, retirement or cause prior to a "change in control", he is entitled to receive a monthly severance benefit payable for twelve months equal to his salary for the preceding year divided by twelve.

This agreement defines "cause" in substantially the same manner that the employment agreements for Messrs. Zorn and Brown explained above define cause.

The agreement contains restrictive covenants that prohibit Mr. Duncan from: (1) working in a similar capacity for a competitive enterprise for twelve months from the date of termination of employment (six months in the event that the employment is terminated without cause) within any county in which we have an office or branch; (2) soliciting or interfering with our customers; and (3) soliciting or hiring our employees.

Mr. Watson is not party to an employment or severance benefit agreement.

                            OTHER COMPENSATION PLANS

STOCK OPTION AND INCENTIVE PLANS

During 2006, we issued equity awards under our 1999 and 2003 plan.

The 2003 plan reserves a total of 1,000,000 shares of common stock that may be issued in awards in the form of stock options, restricted shares, performance shares and performance units. No more than 300,000 of the shares reserved for issuance under the plan may be issued in the form of restricted shares, performance shares or performance units. As of February 28, 2007, 58,267 shares of common stock were available for issuance under the plan. The total number of shares which may be granted to any participant during any calendar year under all forms of awards may not exceed 200,000 shares. The Compensation Committee has broad discretion to determine the form and amounts of awards and to administer and interpret the plan.

The 1999 plan reserves a total of 750,000 shares of common stock that may be issued in awards in the form of stock options. As of February 28, 2007, 52,643 shares of common stock were available for issuance under the plan. The total number of shares which may be granted to any participant during any calendar year may not exceed 75,000 shares. The Compensation Committee has broad discretion to determine the form and amounts of awards and to administer and interpret the plan.

2003 EXECUTIVE ANNUAL AND LONG-TERM INCENTIVE PLAN

Under the 2003 Executive Annual and Long-Term Incentive Plan, Messrs. Vea, Brown, and Zorn were awarded an opportunity for an annual cash award for each of the four years in the plan upon the attainment of objective performance targets. The target annual bonuses (as a percentage of base salary) were 60% for Mr. Vea and 45% for the other executive officers. The maximum annual payouts for Mr. Vea and the other executive officers were 100% and 80%, respectively. No payout would be made if the minimum threshold award levels were not achieved. Prior to 2006, the performance targets were based on growth of earnings per share, credit quality and certain strategic drivers (collectively, the "annual objectives"). The strategic drivers were based on our strategic plan and relate to each executive's job responsibilities. Each participant also had three to five strategic drivers as award criteria. The performance measures were weighted 33% for earnings per share growth, 33% for credit quality and 34% for strategic drivers. On January 18, 2006, the Compensation Committee approved the 2006 annual objectives and related thresholds for the minimum, target and maximum award levels. The 2006 annual objectives were earnings per share and credit quality and were weighted 66% for earnings per share growth and 34% for credit quality. In the event an annual payout was earned, sixty percent (60%) is paid and the remaining forty percent (40%) is deferred for payment and is contingent upon achieving long-term goals relating to growth in earnings per share, credit quality and other factors determined by the Compensation Committee. The participants would have been paid a lump sum amount equal to 115% of their aggregate deferred bonus amount if the long-term target thresholds are met and 200% if the long-term maximum thresholds were met. The deferred portions of the annual cash awards for the four years were: $327,225 (Mr. Vea); $152,094 (Mr.
Zorn); and $152,251 (Mr. Brown). If the long-term target level performance goals were met at the end of 2006, the total amount payable in 2007 would have been:
$376,309 (Mr. Vea); $174,908 (Mr. Zorn); and $175,089 (Mr. Brown). If the
long-term maximum performance goals were met at the end of 2006, the total amount payable in 2007 would have been: $654,450 (Mr. Vea); $304,188 (Mr. Zorn) and $304,502 (Mr. Brown). The long-term goals relating to earnings per share and credit quality for 2006 were not met and, accordingly, the deferred portions of the annual awards have not and will not be paid. Messrs. Watson and Duncan were not participants in the plan.

401(K) PLAN

We maintain the 401(k) plan for substantially all full-time and part-time employees. Employees may voluntarily contribute to the plan. We match employee contributions in an amount equal to 100% of the employee's contributions up to 3% of the employee's compensation plus 50% of the employee's contributions greater than 3% and up to 5% of the employee's compensation. We may also make an additional profit sharing contribution to the plan, subject to the discretion of the Board of Directors. There was no profit sharing contribution made for 2006.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table gives information concerning the number of shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2006.

                                                                                                    C
                                                                                          Number of securities
                                                                                           remaining available
                                                A                         B                for future issuance
                                     Number of securities to       Weighted-average           under equity
                                     be issued upon exercise      exercise price of        compensation plans
                                     of outstanding options,     outstanding options,     (excluding securities
                                     warrants and rights (1)   warrants and rights (1)   reflected in column A)
           Plan category                       (#)                       ($)                     (1) (#)
           -------------             -----------------------   -----------------------   ----------------------
Equity compensation plans approved
by security holders (2)                   1,266,511                   21.91                      115,779
Equity compensation plans not
approved by security holders                 31,500(3)                25.83(3)                         0
Total                                     1,298,011                   22.01                      115,779

(1)  Adjusted to give effect to stock dividends.

(2)  Consists of the 1999 and the 2003 Stock Option plans.

(3) Represents non-qualified options granted to Mr. Vea in 1999 under his employment contract.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as one of our former officers or employees.

                              AUDIT-RELATED MATTERS

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the company's consolidated financial statements, system of internal controls, the qualifications and independence of the independent registered public accounting firm, the performance of the internal and independent auditors and compliance with legal and regulatory requirements. We have the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the independent registered public accounting firm. The Committee has four independent directors and operates under a written charter adopted by the Board.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the company's internal control over financial reporting. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management's report on the company's internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on the internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

We held thirteen meetings during fiscal 2006. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm, Crowe Chizek and Company LLC or Crowe Chizek.

We discussed with the company's internal auditors and Crowe Chizek the overall scope and plans for their respective audits. We met with the internal auditors and Crowe Chizek, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We reviewed and discussed the company's progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management, the internal auditors and Crowe Chizek. We reviewed and discussed with management, the internal auditors and Crowe Chizek's management's annual report on the company's internal control over financial reporting and Crowe Cheek's attestation report. We also discussed with management, internal auditors and Crowe Chizek the process used to support certifications by the company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the company's periodic filings with the Securities and Exchange Commission and the processes used to support management's annual report on the company's internal controls over financial reporting.

We also discussed with Crowe Chizek matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

Crowe Chizek also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the company. We discussed with Crowe Chizek their independence from the company. When considering Crowe Chizek's independence, we considered if services they provided to the company beyond those rendered in connection with their audit of the company's consolidated financial statements, reviews of the company's interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management's report on internal control over financial reporting were compatible with maintaining their independence. We also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, Crowe Chizek. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the company's audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the company's annual report on Form 10-K. We have also selected Crowe Chizek as the independent registered public accounting firm for the fiscal year ended December 31, 2006 and are presenting the selection to the shareholders for ratification.

Submitted by the Audit Committee: Robert W. Swan; Chair; Roxy M. Baas; Dr. H. Ray Hoops; and Daniel T. Wolfe.

                INFORMATION CONCERNING PRINCIPAL ACCOUNTING FIRM

The following table sets forth the aggregate fees billed by Crowe Chizek and PricewaterhouseCoopers, or PwC, for the years ended December 31, 2006 and December 31, 2005:

   FEE CATEGORY         2006 FEES      2005 FEES
   ------------      --------------   ----------
                     (CROWE CHIZEK)      (PWC)
Audit Fees              $452,225      $  818,836
Audit-Related Fees        33,100               0
Tax Fees                  69,200         214,580
All Other Fees                 0               0
                        --------      ----------
Total  Fees             $554,525      $1,033,416
                        ========      ==========

Audit Fees. Consists of fees billed for professional services rendered for the audit of the consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements and are not reported under "Audit Fees".

Tax Fees. Consists of fees billed for professional services for federal and state tax compliance, tax advice, tax planning, assistance with the Internal Revenue Service audit, and the Prairie acquisition.

All Other Fees. Consists of fees for review of information and other authorized and approved services other than the services reported above, including consultations and review related to our pending merger with Prairie Financial Corporation.

PwC's report on our consolidated financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2005 and 2004, there were no disagreements with PwC on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to PwC satisfaction, would have caused PwC to make reference to the subject matter in its reports for such year; nor were they any reportable events as defined in Item 304(a)( 1)(v) of Regulation S-K.

                      PRE-APPROVAL POLICIES AND PROCEDURES

We have adopted pre-approval policies which require the Audit Committee or its designee, Mr. Swan, to pre-approve proposed non-audit services from Crowe Chizek. The Audit Committee may approve certain specific categories of services within a specific range of fees up to twelve months in advance. Any proposed services not included within the specific categories of pre-approval services or exceeding pre-approved cost levels or budgeted amounts require separate pre-approval by the Audit Committee.

                TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS

Our directors, officers, and their affiliates have transactions with Integra Bank. These transactions consist of extensions of credit made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, those transactions do not involve more than a normal risk of being collectible or present other unfavorable terms.

                 PROPOSALS FOR SHAREHOLDER ACTION AT THE MEETING

                     PROPOSAL 1: ELECTION OF FOUR DIRECTORS

Four directors are to be elected at the meeting for a three-year term ending at the 2010 Annual Meeting. Roxy M. Baas, H. Ray Hoops, Robert W. Swan, and Robert
D. Vance, each of whom is presently a director, have been nominated by the Board of Directors based on the recommendation of the Nominating and Governance Committee. For additional information on the nominees, see page 9 of this proxy statement. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should the nominees be unable to serve, the proxy will be voted for such persons as shall be designated by the Board of Directors.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOUR NOMINEES FOR DIRECTOR.

               PROPOSAL 2: TO CONSIDER AND ACT UPON A PROPOSAL TO
                     APPROVE THE 2007 EQUITY INCENTIVE PLAN

On December 20, 2006, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously adopted the Integra Bank Corporation 2007 Equity Incentive Plan, which we refer to in this proxy statement as the Equity Plan, and directed that it be submitted to our shareholders for consideration at the annual meeting. The following is a summary of the principal features of the Equity Plan. The summary is qualified in its entirety be reference to the complete text set forth as Exhibit A to this proxy statement. Shareholders are encouraged to read the Equity Plan in its entirety.

If approved, the Equity Plan will replace our other equity plans, the 1999 Stock Option and Incentive Plan and the 2003 Stock Option and Incentive Plan. As of February 28, 2007, there were 110,910 shares of common stock available for issuance under the other equity plans. If the Equity Plan is approved, no further awards will be made under the other equity plans.

The closing sale price of our common stock on February 28, 2007, as quoted on the Nasdaq Global Market, was $24.05 per share.

GENERAL

The purpose of the Equity Plan is to promote our long-term interests by providing a means of attracting, retaining and motivating qualified key employees and directors and aligning their interests more closely with our shareholders through opportunities for compensation that are determined in some measure by the value of our common stock.

The Equity Plan permits the awards in the form of stock options, stock appreciation rights settled in stock (SARs), restricted shares, performance shares and performance units. The Compensation Committee has discretion to: (1) to determine the officers, directors and key employees who will be granted awards; (2) designate the number of shares subject to each award; (3) determine the terms and conditions upon which awards will be granted; (4) prescribe the form and terms of award agreements; (6) establish procedures and a regulations for administration of the Equity Plan; (6) interpret the Equity Plan; and (7) make all determinations necessary or advisable for the administration of the Equity Plan.

The Compensation Committee will select participants from those key employees and directors who, in the opinion of the committee, have the capacity for contributing in a substantial measure to our achievement of our long-term objectives. There are currently approximately 75 persons who may be considered for awards under the Equity Plan.

The total number of shares of our common stock that may be issued under the Equity Plan is 600,000. No more than 100,000 shares may be issued in the form of incentive stock options and no more than 300,000 shares may be issued in the form of restricted shares, performance shares, performance units or SARs. The total number of shares which may be granted to any single participant during any one calendar year under all forms of awards may not exceed 200,000 shares. The source of the shares used may be authorized and unissued shares or shares acquired in our repurchase program or otherwise. The number of shares covered by an award will reduce the number of shares available for future awards. If an award expires, terminates, or is surrendered or canceled without having been exercised in full, or in the case of restricted shares, performance shares or performance units is forfeited, in whole or in part, those shares will be added back to the remaining available shares. Additionally, shares withheld or delivered to satisfy payment of the exercise price or any tax withholding obligation may be subject to new awards. With respect to SARs that have been awarded, but not yet settled, the number of available shares will be reduced by the number of outstanding, unsettled SARs. When settled, the number of available shares will be reduced only by the number of shares issued in settlement of the SARs.

The market value of a share of our common stock, for purposes of the Equity Plan, will be the closing sale price as reported by the Nasdaq Global Market on the date in question or, if not a trading day, on the last preceding trading date.

PERFORMANCE GOALS

The Compensation Committee may make any award under the Equity Plan subject to the achievement of one or more performance measures. This may permit the award to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and related regulations. Performance measures will be based on an objective formula or standard consisting of one or any combination of the following financial criteria:

     -    Return on assets

     -    Return on equity

     -    Return on capital

     -    Return on revenues

     -    Cash return on tangible equity

     -    Cash flow

     -    Book value

     -    Stock price performance

     -    Earnings per share

     -    Price earnings ratio

     -    Net Income

     -    Operating income

     -    Efficiency ratio

     -    Loan portfolio growth

     -    Core deposit growth

     -    Credit quality

     -    Net interest margin

     -    Non-interest income

     -    Core earnings

     -    Total shareholder return

Any of these financial criteria may be determined on a corporate, regional, departmental or divisional basis. They may be measured on an absolute or average basis, by changes to the financial criteria for a previous period or in comparison to a peer group of other Midwestern bank holding companies selected by the Compensation Committee. The Compensation Committee may amend or adjust the financial criteria or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in law or accounting except that any amendments or modifications must also comply with Section 162(m).

TYPES OF AWARDS

Stock options represent rights to purchase a specified number of shares of our common stock at a designated exercise price for a specified exercise period. Stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, must have an exercise price of not less than 100% (or, in the case of a holder of 10% or more of our common stock, 110%) of the market value of a share on the date of the grant. The aggregate market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The exercise price of options that do not qualify as incentive stock options ("non-qualified stock options") will be not less than 100% of the fair market value of a share on the date of grant.

No stock option granted may be exercised more than ten years after the date of grant (or, in the case of incentive stock options granted to a holder of 10% of our voting stock, five years) or such shorter period as the Compensation Committee may determine.

Stock options will become exercisable in the manner and at the time or times specified by the Compensation Committee at the time of grant. Generally, if employment or service is terminated for any reason other than retirement, death, disability, or involuntary termination for cause, such options will expire three months after termination. In the event of involuntary termination for cause, the options will expire on the date of termination. If employment or service is terminated due to retirement, options that are vested may be exercised within thirty-six months. In the event of death or disability, options will become fully exercisable for one year, but in no event after the expiration date of the option. No incentive stock option may be exercised more than three months after termination (one year in the case of disability) for any reason other than death. If employment or service is terminated for cause, all stock options will terminate immediately and the Compensation Committee may require the participant to repay any gains realized from the exercise of stock options in the preceding 90 days.

The exercise price of a stock option and any amount sufficient to satisfy any tax withholding requirement must be paid in full at the time of exercise. The Compensation Committee may permit payment by tendering shares already owned or withholding shares issuable under the award. Except as required in connection with a change in capitalization or reorganization, no outstanding options may be repriced without the prior approval of the shareholders.

SARs represent the right to acquire in shares of our common stock the amount by which the fair market value of a share on the settlement date exceeds the market value of a share on the date of grant. The exercise price of any SAR will be not less than 100% of the market value of a share on the date of grant. No SAR may be exercised more than ten years after the date of grant. The provisions regarding the expiration of stock options upon termination of employment or service also apply to SARs.

Restricted shares represent shares of our common stock that are subject to forfeiture provisions and transfer restrictions. Pending the lapse of such provisions and restrictions, certificates representing restricted shares are by us, but the grantee generally has all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

While restricted shares are subject to forfeiture provisions and transfer restrictions for a period of time, there are no minimum or maximum durations for such provisions and restrictions. The Compensation Committee has the authority to accelerate or remove any or all of these forfeiture provisions and transfer restrictions. If employment is terminated for any reason other than death or disability prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted shares will be terminated and returned. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, the restricted shares will become fully vested.

Performance shares or units represent shares of common stock or units, as the case may be, that are subject to satisfaction of one or more performance goals. The applicable performance goals and all other terms and conditions of the award will be determined by the Compensation Committee. After an applicable performance goal or goals have been achieved, the grantee will be entitled to a payment of common stock, cash or a combination thereof. If employment is terminated prior to attaining the specified goals for any reason other than death or disability, all rights with respect to the award of performance shares or units will be forfeited. The Compensation Committee, in its sole discretion, may provide that, in the event of a grantee's death or disability, the grantee will be entitled to a prorata payment with respect to such award.

CHANGE OF CONTROL, TRANSFER AND TERMINATION

In the event of a tender offer or exchange offer for our common stock or if a "change in control" occurs, all option and SAR awards become exercisable in full, unless previously exercised or terminated. If the employment is involuntarily terminated within twelve months following a "change in control," the forfeiture provisions and transfer restrictions applicable to restricted shares will lapse and the shares will become fully vested. If the employment is involuntarily terminated within twelve months following a "change in control," the holder of performance shares or units will be entitled to a prorated payment with respect to such award to the same extent as if the employment is terminated due to death or disability.

Except as otherwise expressly provided by the Compensation Committee, awards granted under the Equity Plan may not be assigned, encumbered or transferred, other than by will or by the applicable laws of descent and distribution.

Unless previously terminated by the Board of Directors, the Equity Plan will terminate April 17, 2017. The Board may amend the Equity Plan at any time; however, shareholder approval shall be obtained to the extent necessary and desirable to comply with applicable laws or regulations.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal federal income tax consequences of awards under the Equity Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

We will be entitled to a tax deduction for awards under the Equity Plan only to the extent that the participants recognize ordinary income from the award.
Section 162(m) of the Internal Revenue Code contains special rules regarding the deductibility of compensation paid to our CEO and to each of our other four most highly compensated executive officers ("Section 162(m) participants"). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Section 162(m). The Equity Plan has been designed to permit the Compensation Committee to make awards which qualify as performance-based compensation.

A grantee who receives a non-qualified stock option does not recognize taxable income upon the grant of the option, and we will not be entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the grantee subject to applicable withholding requirements. We are generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and we will not be entitled to a deduction for the appreciation.

A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and we will not be entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. We will not be entitled to a deduction with respect to any item of tax preference.

A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short-term capital gain, depending on how long the option shares were held. We will generally be entitled to a deduction in computing our federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

A grantee who receives an award of SARs will not realize taxable income at the time of grant, and will not be entitled to a tax deduction at such time. On the date of settlement, grantee will realize ordinary income equal to the excess of the fair market value of the shares as of the settlement date over the fair market value on the date of grant and will be subject to applicable withholding taxes. We will be entitled to a corresponding tax deduction.

A grantee who receives a restricted stock award generally will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse, the grantee will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We would then be entitled to a corresponding tax deduction. Dividends paid to the grantee during the restriction period will be compensation income to the grantee and deductible as such by us. The holder of restricted stock may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (1) we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the grantee during the restriction period will be taxable as dividends to him or her and not deductible by us and (3) there will be no further federal income tax consequences when the restrictions lapse.

A grantee who receives a performance share or unit award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we would then have a corresponding tax deduction.

The grant of awards under the Equity Plan is entirely within the discretion of the Compensation Committee. Accordingly, it is not possible to determine at this time the benefits or amounts that will be awarded under the Equity Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
                           2007 EQUITY INCENTIVE PLAN.

   PROPOSAL 3: TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE ANNUAL CASH
                                 INCENTIVE PLAN

On December 20, 2006, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously adopted the Integra Bank Corporation Annual Cash Incentive Plan, which we refer to in this proxy statement as the Cash Plan, and directed that it be submitted to our shareholders for consideration at the annual meeting. The following is a summary of the principal features of the Cash Plan. The summary is qualified in its entirety by reference to the complete text set forth as Exhibit B to this proxy statement. Shareholders are encouraged to read the Cash Plan in its entirety.

GENERAL

The Cash Plan will be used to pay cash incentive bonuses to senior management that are tied to the achievement of objective performance goals. The Cash Plan will permit the cash incentive bonuses we may pay in the future to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of and related regulations. Although the limitations on deductibility of compensation in excess of the $1,000,000 limit provided for in Section 162(m) have never become operative, it is possible that they may do so in the future. In addition, the Cash Plan provides a flexible framework for the Compensation Committee to design bonus opportunities for senior management on an individual or group basis for periods of one or more years.

The administration and operation of the Cash Plan will be supervised by the Compensation Committee. The Compensation Committee may select any member of senior management to participate in the Cash Plan. Participants who are executive officers are considered Section 162(m) participants. There are currently approximately four persons who would be eligible for bonus opportunities under the Cash Plan, of which all are executive officers. The Compensation Committee will interpret and construe any and all provisions of the Cash Plan, and any determination made by the Compensation Committee will be final and conclusive. The Compensation Committee will interpret the Cash Plan keeping in mind that any bonus paid to a Section 162(m) participant is intended to qualify as performance-based compensation within the meaning of the Section 162(m).

The Cash Plan is effective as of January 1, 2007, but any payments are conditioned upon approval of the Cash Plan by shareholders at the annual meeting.

PERFORMANCE MEASURES

Within the first ninety days of each year, the Compensation Committee will establish the performance measures for the payment of awards under the Cash Plan. Performance measures will be established by the Compensation Committee under an objective formula or standard consisting of one or any combination of the following financial criteria:

     -    Book value

     -    Stock price performance

     -    Earnings per share

     -    Price earnings ratio

     -    Net income

     -    Operating income

     -    Efficiency ratio

     -    Loan portfolio growth

     -    Core deposit growth

     -    Credit quality

     -    Net interest margin

     -    Non-interest income

     -    Core earnings

     -    Total shareholder return

Any of these financial criteria may be determined on a corporate, regional, departmental or divisional basis. They may be measured on an absolute or average basis or by changes to the financial criteria for a previous period or in comparison to a peer group of other Midwestern bank holding companies selected by the Compensation Committee. The Compensation Committee may amend or adjust the financial criteria or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in law or accounting, except that, with respect to Section 162(m) participants, any amendments or adjustments must also comply with Section 162(m).

The Compensation Committee will determine the procedure for calculating the amount of the annual incentive bonus payable to each participant based upon the level of the performance measure(s) achieved. The Compensation Committee may then reduce, but not increase, in its sole discretion, the amount of the payment which would have otherwise been payable to any particular participant based upon the Compensation Committee's determination of the individual performance of the executive for the year and the company's overall performance. In no event will the amount of any annual bonus payable to any individual executive under the Cash Plan exceed the lesser of (1) 1.5 times the participant's base salary for the preceding year or (2) $1,000,000.

Any annual incentive bonus that becomes payable for a year will be paid in cash as soon as practicable after the close of the year. We will deduct applicable withholding taxes from any such payment.

An executive may defer receipt of all or a portion of any award received under the Cash Plan, to the extent permitted by any plan of deferred compensation we then maintain, and designate a beneficiary to receive any payments to be made following the executive's death.

Unless previously terminated, the Cash Plan will terminate on December 31, 2013. The Compensation Committee may amend, suspend, terminate or reinstate the Cash Plan at any time in whole or in part.

TAX CONSEQUENCES

The Cash Plan is intended to permit incentive cash bonuses we pay under the Cash Plan to qualify as performance-based compensation under Section 162(m). Payments to the executives under the Cash Plan will be taxable compensation to the recipient upon receipt and will be deductible in full as compensation by us.

Any acceleration of the vesting of payment of awards under the Cash Plan in the event of a change-in-control of the company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the participant to a 20% excise tax and which may not be deductible by us.

Awards under the Cash Plan are made at the discretion of the Compensation Committee and are based on the company's performance. Accordingly, it is not possible to determine at this time the amount of the awards that will be paid in the current year or the amount of future awards under the Cash Plan. However, the cash bonuses that were paid to the named executive officers for 2006 are described in the "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 20.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                   APPROVAL OF THE ANNUAL CASH INCENTIVE PLAN.

    PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

The Audit Committee has appointed Crowe Chizek as independent registered public accounting firm for the company for 2007. The Board of Directors is submitting the appointment of Crowe Chizek for ratification in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of Crowe Chizek will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT REGISTERED PUBLIC
                            ACCOUNTING FIRM FOR 2007.

                  SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

The date by which shareholder proposals must be received for inclusion in the proxy materials relating to the 2008 annual meeting of shareholders is November 16, 2007. Our By-Laws provide that shareholders are required to give advance notice of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws generally provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary not less than 90 days prior to the annual meeting. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. These advance notice and eligibility provisions are set forth in Article II, Section 9, and
Article III, Section 8 of our By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Secretary, Integra Bank Corporation, 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868.

                                                                       EXHIBIT A

                            INTEGRA BANK CORPORATION
                           2007 EQUITY INCENTIVE PLAN

          1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

          2. DEFINITIONS. The following definitions are applicable to the Plan:

          "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

          "Award" means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Performance Units, Stock SARs or any combination thereof, as provided in the Plan.

          "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

          "Base Value" means, with respect to a Stock SAR, the Market Value of a Share on the date of grant of the Stock SAR.

          "Board" means the Board of Directors of the Company.

          "Cause" means, in connection with a Participant's termination of service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

          "Change in Control" means each of the events set forth in any one of the following paragraphs:

          (i) The acquisition, within a 12-month period ending on the date of the most recent acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition by a Person who, immediately before the commencement of the 12-month period, already held beneficial ownership of thirty-five percent (35%) or more of that combined voting power; (B) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition are satisfied;

          (ii) The replacement of a majority of members of the Company's Board of Directors during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election;

          (iii) A reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company stock and outstanding Company voting securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

          (iv) A complete liquidation or dissolution of the Company; or

          (v) The sale or other disposition of all or substantially all of the assets of the Company, other than any of the following dispositions: (A) to a corporation with respect to which following such sale or other disposition (x) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan or related trust of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding Company voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; (B) to a shareholder of the Company in exchange for or with respect to its stock; (C) to a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all outstanding stock of the Company; or (D) to an entity, at least fifty percent (50%) or more of the total value or voting power of which is owned, directly or directly, by the Company or by a Person described in (C).

     Despite any other provision of this definition to the contrary, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company within the meaning of Code Section 409A(a)(2)(A)(v) and its interpretive regulations.

          "Code" means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

          "Committee" means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

          "Company" means Integra Bank Corporation, an Indiana corporation.

          "Continuous Service" means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant's transfer between the Company and an Affiliate or any successor to the Company.

          "Director" means any individual who is a member of the Board.

          "Disability" means total and permanent disability as determined by the Committee pursuant to Code section 22(e)(3).

          "EBITDA" means earnings before interest, taxes, depreciation and amortization.

          "Employee" means any person, including an officer, who is employed by the Company or any Affiliate.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

          "Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.

          "Market Value" means the price at which the Shares were last sold on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of Shares on the Nasdaq Global Market, or, if the Shares are not listed on the Nasdaq Global Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

          "Non-Qualified Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

          "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant" means any individual selected by the Committee to receive an Award.

          "Performance Cycle" means the period of time, designated by the Committee, over which the achievement of any Performance Goals are to be measured.

          "Performance Goals" means any one or more of the following financial criteria which may be determined on a Company-wide, departmental, divisional or regional basis and which may be measured by using average amounts for the criteria, in absolute terms, by reference to internal targets or by comparison to a group of other companies designated by the Committee:

     -    Return on assets

     -    Return on equity

     -    Return on capital

     -    Return on revenues

     -    Cash return on tangible equity

     -    Net income

     -    Operating income

     -    Efficiency ratio

     -    Loan portfolio growth

     -    Core deposit growth

     -    Cash flow

     -    Book value

     -    Stock price performance

     -    Earnings per share

     -    Price earnings ratio

     -    Credit quality

     -    Net interest margin

     -    Non-interest income

     -    Core earnings

     -    Total shareholder return

          "Performance Shares" means Shares awarded pursuant to Section 13 of the Plan.

          "Performance Unit" means an Award granted to a Participant pursuant to
Section 13 of the Plan.

          "Plan" means the Integra Bank Corporation 2007 Equity Incentive Plan.

          "Reorganization" means the liquidation or dissolution of the Company, or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

          "Restricted Period" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares.

          "Restricted Shares" means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 12 of the Plan, so long as such restrictions are in effect.

          "Retirement" means, in the case of an Employee, a termination of Continuous Service by reason of the Employee's retirement on or after the Employee's 55th birthday if the Employee has completed five years of Continuous Service.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shares" means the shares of common stock, no par value, of the Company.

          "Stock SARs" means an Award granted pursuant to Section 14 of the Plan.

          3. ADMINISTRATION; PERFORMANCE CONDITIONS. The Plan will be administered by the Compensation Committee of the Board of Directors, which will consist of two or more members of the Board, each of whom will be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

          A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

          The Committee may delegate to one or more other directors of the Company, including directors who do not qualify as "non-employee directors," the authority, subject to such terms and limitations as the Committee shall determine and guidelines set forth in Plan to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act; provided, however, that any delegation shall conform with the requirements of applicable law and with the requirements, if any, of the National Association of Securities Dealers, Inc. or any exchange on which the Company's Shares may be traded.

          The Committee may condition any Award, other than an Award of Incentive Stock Options, upon the achievement of any one or more of the Performance Goals measured over a Performance Cycle designated by the Committee.

          4. PARTICIPANTS. The Committee may select from time to time Participants in the Plan from those officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

          5. SUBSTITUTE OPTIONS. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options, but in no event shall the Exercise Price of the substitute Options be lower than the Market Value, as of the date that the substitute Options are granted, of the Shares that may be purchased pursuant to the substitute Options.

          6. SHARES SUBJECT TO PLAN, LIMITATIONS ON GRANTS AND EXERCISE PRICE. Subject to adjustment by the operation of Section 16 hereof:

               (a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is 600,000 Shares, no more than 100,000 of which may be issued pursuant to Awards granted in the form of Incentive Stock Options, and no more than 450,000 of which may be issued pursuant to Awards granted in the form of Restricted Shares, Performance Shares, Performance Units, or Stock SARs. The number of Shares that may be granted under the Plan to any Participant during any year under all forms of Awards will not exceed 200,000 Shares.

               (b) The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

               (c) Notwithstanding any other provision under the Plan, the Exercise Price for any Incentive Stock Option awarded under the Plan may not be less than the Market Value of the Shares.

               (d) In connection with the granting of an Award, the number of Shares available for issuance under this Plan shall be reduced by the number of Shares in respect of which the Award is granted or denominated; provided, however, that, with respect to a

          Stock SAR, the number of Shares available for issuance under this Plan shall be reduced only by the number of Shares issued in settlement.

               (e) If any Option is exercised by tendering previously acquired Shares to the Company as full or partial payment of the Exercise Price, the number of Shares available for issuance under this Plan shall be increased by the number of Shares so tendered.

               (f) Whenever any outstanding other Award (or portion thereof) shall expire, lapse, be cancelled, or is otherwise terminated for any reason, without having been exercised or payment having been made in respect of the entire Award, the Shares allocable to the expired, lapsed, cancelled, settled or otherwise terminated portion of the Award may again be the subject of other Awards granted under this Plan.

          7. GENERAL TERMS AND CONDITIONS OF OPTIONS.

               (a) The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options; provided, however, that the Committee shall not enter into any Award Agreement that includes terms or conditions that would subject the Participant to gross income inclusion, interest, or additional tax pursuant to Code Section 409A. Each Option will be evidenced by an Award Agreement that will specify:
          (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and
          (vii) any other terms and conditions as the Committee, in its sole discretion, may determine.

               (b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company.

          8. EXERCISE OF OPTIONS.

               (a) Except as provided in Section 18, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

               (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, (iii) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares issuable upon exercise of the Option and the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company to cover the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion.

          9. TERMINATION OF OPTIONS. Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

               (a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

               (b) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise all Options that are vested or that vest in full within the period of thirty-six months
          (36) months immediately succeeding the Participant's Retirement. Any unvested Options remaining at the end of the 36-month post-retirement period will be forfeited by the Participant.

               (c) If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant's cessation of Continuous Service, and the Participant will (unless the Committee, in its sole discretion, waives this requirement) repay to the Company within ten
          (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

               (d) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

               (e) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change in Control, such Participant may exercise outstanding Options to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of one (1) year immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

               (f) In the event of the Participant's death or Disability, all Options heretofore granted and not fully exercisable will become exercisable in full and the Participant or the Participant's beneficiary, as the case may be, may exercise such Options within the period of one (1) year immediately succeeding the Participant's cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

               (g) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, allow the exercise of an expired Option if the Committee determines that: (i) the expiration was solely the result of the Company's inability to execute the exercise of an Option due to conditions beyond the Company's control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

          10. RESTRICTIVE COVENANTS. In its discretion, the Committee may condition the grant of any Option under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Option has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Option prior to any breach of any covenant.

          11. INCENTIVE STOCK OPTIONS.

               (a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Company or approved by the Company's shareholders, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant's cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

               (b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

          12. TERMS AND CONDITIONS OF RESTRICTED SHARES. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

               (a) At the time of an Award of Restricted Shares, the Committee will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest. Subject to paragraph (e) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

               (b) Subject to Section 17, if a Participant ceases Continuous Service for any reason other than death or disability, before the Restricted Shares have vested, a Participant's rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

               (c) Subject to Section 17, if a Participant ceases Continuous Service by reason of death or Disability before any Restricted Period has expired, the Restricted Shares will become fully vested.

               (d) Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:

               "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Integra Bank Corporation 2006 Equity Incentive Plan, and an Award Agreement entered into between the registered owner and Integra Bank Corporation. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Integra Bank Corporation."

               (e) At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.

               (f) At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed with respect to the Restricted Shares, or (ii) the forfeiture of such Restricted Shares under paragraph (b) of this Section, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made upon the earlier to occur of the events specified in (i) and (ii) of this paragraph. The Committee's authority, however, to accelerate the lapse of restrictions or to remove restrictions on Restricted Shares, pursuant to paragraph (a) of this Section, shall not apply to accelerate the payment of any deferred dividends on the Restricted Shares.

               (g) At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

               (h) No Award of Restricted Shares may be assigned, transferred or encumbered.

          13. PERFORMANCE SHARES AND PERFORMANCE UNITS.

               (a) The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee based on any one or any combination of the Performance Goals.

               (b) In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

               (c) As determined in the discretion of the Committee, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

               (d) At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum no later than the 15th day of the third month following the end of the calendar year in which the applicable Performance Cycle ends.

               (e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

               (f) Subject to Section 17, if the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability or death, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability or death, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

          14. STOCK SARS.

               (a) The Committee may, from time to time, authorize the grant of stock appreciation rights that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan ("Stock SARs"). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.

               (b) Upon exercise of vested Stock SARs, the following procedure will govern the determination of the number of Shares that settle the exercise of the Award:

                    (i) The number of Stock SARs exercised is multiplied by the dollar amount by which the Market Value of a Share of common stock on the date of exercise exceeds the Base Value of a Share.

                    (ii) A portion of the dollar amount calculated in Section 14(b)(i) is withheld for income tax purposes; the amount to be determined by the Committee consistent with federal and state income tax withholding guidelines.

                    (iii) The dollar amount remaining after the calculation in
          Section 14(b)(ii) is divided by the Market Value of a Share on the date of exercise to determine the number of Shares delivered to the Participant to settle the exercise of the Stock SARs. Such delivery of Shares will always be denominated in whole shares. The dollar value of any fractional Share resulting from the previous calculations is distributed to the Participant in the form of cash.

               (c) Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Stock SARs will terminate at the same times and upon the same terms and conditions as are provided for Options under Section 9.

          15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price of Options and Base Value of Stock SARs, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Committee to prevent the dilution or diminution of Awards. The Committee's determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

          16. EFFECT OF REORGANIZATION. Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:

               (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions on Restricted Shares will lapse and
          (ii) each outstanding Option and Stock SAR Award will terminate, but each Participant to whom the Award was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option or Stock SAR in full, notwithstanding the provisions of Section 11, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.

               (b) If the Reorganization is a merger or consolidation, upon the effective date of the Reorganization (i) each Participant will be entitled, upon exercise of an Option or Stock SAR in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Shares will be entitled to receive shares or other securities as the holders of Shares received which will be subject to the restrictions set forth in
          Section 12 (unless the Committee accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing the shares or other securities shall be legended and deposited with the Company in the manner provided in Section 12 of this Plan.

          The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.

          17. EFFECT OF CHANGE OF CONTROL.

               (a) If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless the Committee has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Restricted Shares will lapse upon the Participant's termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment to the same extent as if the Participant ceases Continuous Service by reason of death or Disability under Section 13 of the Plan.

               (b) If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if a Change in Control occurs, unless the Committee has otherwise provided in the Award Agreement, all Option and Stock SAR Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Options or Stock SARs which have previously been exercised or otherwise terminated will become exercisable.

          18. ASSIGNMENTS AND TRANSFERS. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant's immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant's spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

          19. EMPLOYEE RIGHTS UNDER THE PLAN. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

          20. DELIVERY AND REGISTRATION OF SHARES. The Company's obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

          21. WITHHOLDING TAX. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

          22. DEFERRALS. Notwithstanding any other provision of the Plan, the Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Shares, or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals that satisfy the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance.

          23. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

          24. EFFECTIVE DATE AND TERM OF PLAN. The Plan will become effective upon its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated pursuant to Section 22, no further Awards may be made under the Plan after April 18, 2017.

          25. CODE SECTION 409A.

               (a) If as of the date his employment terminates, a Participant is a "key employee" within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5) thereof, and if the Company has stock that is publicly traded on an established securities market or otherwise, any deferred compensation payments otherwise payable under this Plan because of his termination of Continuous Service (for reasons other than death or Disability) will be suspended until, and will be paid to the Participant on, the first day of the seventh month following the month in which the Participant's last day of employment occurs. For purposes of this Plan, "deferred compensation" means compensation provided under a nonqualified deferred compensation plan as defined in, and subject to, Code Section 409A.

               (b) The Plan and Award Agreements shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an Award Agreement would subject the Participant to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code Section 409A standards.

          26. GOVERNING LAW. Except as provided in Section 25, the Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

          27. REPRICING OF OPTIONS. Nothing in this Plan shall permit the repricing of any outstanding options other than (a) with the prior approval of the Company's shareholders, or (b) pursuant to Sections 15 and 16. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding options under generally accepted accounting principles.

          28. PRIOR PLANS. Following the effective date of this Plan, the Company shall not make any additional awards under the Integra Bank Corporation 2003 Stock Option and Incentive Plan or the Integra Bank Corporation 1999 Stock Option and Incentive Plan.

                                                                       EXHIBIT B

                            INTEGRA BANK CORPORATION
                           ANNUAL CASH INCENTIVE PLAN

     SECTION 1. PURPOSE OF PLAN

     The purpose of the Plan is to promote the success of the Company by providing senior management of the Company with opportunities for cash payments based upon the attainment of specified annual performance goals.

     SECTION 2. DEFINITIONS AND TERMS

     2.1 Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

     2.2 Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

          "Affiliate" means any entity controlled by or under common control with the Company.

          "Award" means any amount payable to a Participant as determined in accordance with Section 5 hereof.

          "Base Salary" means the aggregate actual base salary of a Participant from the Company and all Affiliates of the Company for the Plan Year, exclusive of any actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

          "Cause" means, in connection with a Participant's Termination of Employment, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate or any determination of cause resulting in a Termination of Employment pursuant to any employment agreement between the Participant and the Company or any Affiliate.

          "Change in Control" means each of the events set forth in any one of the following paragraphs:

          (i) The acquisition, within a 12-month period ending on the date of the most recent acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition by a Person who, immediately before the commencement of the 12-month period, already held beneficial ownership of thirty-five percent (35%) or more of that combined voting power; (B) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition are satisfied;

          (ii) The replacement of a majority of members of the Company's Board of Directors during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election;

          (iii) A reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company stock and outstanding Company voting securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

          (iv) A complete liquidation or dissolution of the Company; or

          (v) The sale or other disposition of all or substantially all of the assets of the Company, other than any of the following dispositions: (A) to a corporation with respect to which following such sale or other disposition (x) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan or related trust of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding Company voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; (B) to a shareholder of the Company in exchange for or with respect to its stock; (C) to a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all outstanding stock of the Company; or (D) to an entity, at least fifty percent (50%) or more of the total value or voting power of which is owned, directly or directly, by the Company or by a Person described in (C).

     Despite any other provision of this definition to the contrary, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and its interpretive regulations.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board of Directors of the Company.

          "Company" means Integra Bank Corporation and any successor.

          "Disability" means total and permanent disability as determined by the Committee in accordance with to Section 22(e)(3) of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Financial Criteria" has the meaning set forth in Section 5.4 hereof.

          "Participant" means any member of senior management selected by the Committee to participate in any Plan Year.

          "Peer Group" means the group of eighteen publicly traded regional bank holding companies with headquarters in the Midwest approved by the Committee in February 2005 with such additions or deletions as the Committee may, from time to time, approve in its sole discretion.

          "Performance Goals" has the meaning set forth in Section 5.5 hereof.

          "Plan" means this Annual Cash Incentive Plan of the Company, as amended from time to time.

          "Plan Year" means a calendar year during the effective period of this Plan. The initial Plan Year is the year ended December 31, 2007.

          "Retirement" means a Participant's Termination of Employment on or after the Participant's 55th birthday.

          "Section 162(m) Participants" means those Participants who are executive officers of the Company as defined in Rule 3b-7 under the Exchange Act.

          "Termination of Employment" means the Participant ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

     SECTION 3. EFFECTIVE DATE; TERM OF THE PLAN

     3.1 Effective Date. The Plan shall be effective as of January 1, 2007, but any payments under the Plan to Section 162(m) Participants shall be contingent on the Plan's approval by the Company's shareholders at the 2007 annual meeting of shareholders.

     3.2 Expiration Date. Unless terminated earlier pursuant to Section 11, the Plan will terminate on December 31, 2017.

     SECTION 4. ADMINISTRATION OF THE PLAN

     4.1 Power and Authority. The Plan shall be administered by the Committee. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority to interpret the Plan and to make all other determinations deemed necessary or advisable for the Plan's administration, and shall otherwise be responsible for the administration of the Plan in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Award under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. Each determination the Committee makes and each action it takes pursuant to the Plan or any instrument or agreement relating to the Plan shall be within the Committee's sole authority and shall be final, binding, and conclusive for all purposes on all persons, including Participants in their legal representatives, and beneficiaries and employees of the Company and its Affiliates. No member of the Committee shall be liable for any action or determination made in good faith, or upon the advice of counsel, with respect to the Plan or any Award made under the Plan.

     4.2 Retention of Experts. The Committee may retain accountants, attorneys, and other experts as it deems necessary or desirable in connection with the administration of the Plan

     4.3 Delegation. The Committee may delegate to management personnel the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes.

     4.4 Books and Records. The Committee and others to whom the Committee has delegated its duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

     4.5 Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

     SECTION 5. AWARDS

     5.1 Non-Section 162(m) Participants. For each Plan year, at such times as the Committee determines, it shall establish the basis and terms of participation of Participants who are not Section 162(m) Participants. In doing so, the Committee may establish one or more quantitative or qualitative performance or other goals or criteria as the basis for awarding such participants bonuses under the Plan.

     5.2 Section 162(m) Participants. For Section 162(m) Participants, within 90 days after the commencement of each Plan Year, the Committee shall designate:

          (a) The Financial Criteria that will apply to Awards to Section 162(m) Participants for the Plan Year; and

          (b) The Performance Goals the Company must meet with respect to the Financial Criteria designated for Section 162(m) Participants to earn the Awards for the Plan Year and a payout matrix or formula for achievement of those Performance Goals.

     After the 90th day of a Plan Year, the Compensation Committee may establish Performance Goals for newly-hired Section 162(m) Participants for the remainder of that Plan Year. The Performance Goals for those additional Section 162(m) Participants will be established before 25% of the days remaining in that partial Plan Year have expired.

     5.3 The maximum award payable for a Plan Year under the Plan to a Section 162(m) Participant shall be the lesser of 1.5 times the Participant's Base Salary for the preceding year or $1,000,000.

     5.4 Financial Criteria. For each Plan Year, the Committee shall designate one or more financial criteria (the "Financial Criteria") set forth in this
Section 6 for use in determining awards for Section 162(m) Participants for that Plan Year. Financial Criteria shall consist of one or more of the following financial measures:

          -    Return on assets

          -    Return on equity

          -    Return on capital

          -    Return on revenues

          -    Cash return on tangible equity

          -    Cash flow

          -    Book value

          -    Stock price performance

          -    Earnings per share

          -    Price earnings ratio

          -    Net income

          -    Operating income

          -    Efficiency ratio

          -    Loan portfolio growth

          -    Core deposit growth

          -    Credit quality

          -    Net interest margin

          -    Non-interest income

          -    Core earnings

          -    Total shareholder return

     Any of the Financial Criteria may be on a Company-wide or on a departmental, divisional, or regional basis. In addition, any of the Financial Criteria may be measured by using average amounts for the Financial Criteria, in absolute terms, by reference to internal performance targets, or as compared to the Peer Group, or may be measured by the change in that performance target compared to a previous period.

     5.5 Performance Goals.

          (a) To determine the amount of Awards to Section 162(m) Participants for a Plan Year, the Committee shall, within 90 days of the beginning of each Plan Year, establish in writing specific, objective performance goals (the "Performance Goals"), the outcome of which is substantially uncertain at the time they are established, for the Financial Criteria the Committee designates for that Plan Year against which actual performance is to be measured. The Performance Goals may be described by means of a matrix or formula providing for goals resulting in the payment of Awards under the Plan. At the time the Performance Goals are established, the Committee may provide that specific Performance Goals will be adjusted to exclude the effect of specified items of an unusual or nonrecurring nature, or provide that no adjustment will be made.

          (b) As to Participants not subject to Code Section 162(m) for the Plan Year, the Performance Goals may be established at such time during the Plan Year as determined by the Committee and may be based on the Financial Criteria or such other qualitative or quantitative criteria as the Committee determines appropriate in its sole discretion.

     5.6 Determination and Payment of Awards. As soon as practicable after the end of a Plan Year, the Committee will determine the amount of the Award each Participant has earned. For Section 162(m) Participants, that determination will be made based on application of the Performance Goals in Section 5.5 to the Financial Criteria in Section 5.4 for the Plan Year. However, the Committee may, in its sole and absolute discretion, reduce the amount that would otherwise be payable for a Plan Year under the Plan, except for a Plan Year in which a Change in Control of the Company occurs. Payments will be made in cash promptly after the Committee determines the amount of the Awards and no later than March 15th following the end of the Plan Year for which paid, unless deferred under another plan of the Company which complies with Code Section 409A. The Committee's determination with respect to Section 162(m) Participants must include its certification in writing that the Performance Goals with respect to the Financial Criteria and any other terms of the Award were satisfied. Minutes of the Committee's meeting or any action by written consent shall satisfy the written certification requirement.

     A Participant for any Plan Year shall be eligible to receive an Award under the Plan for that year. However, the Committee may, in its sole discretion, deny any such Award or authorize payment of part thereof to any Participant for any Plan Year who is not a full time employee on the last day of a Plan Year or whose employment terminates for any reason during that Plan Year, or who is granted a leave of absence during that Plan Year.

     5.7 Certain Terminations of Employment. In the event of Termination of Employment of a Participant due to death, Disability, or Retirement, the Participant shall receive a prorated portion of the Award, based upon the length of the Participant's employment during the Plan Year. The Committee will determine the amount of the prorated award by multiplying the amount of the Award that would have been earned, determined at the end of the Plan Year, by a fraction, the numerator of which will be the number of whole months such Participant was employed during the Plan Year and the denominator of which will be twelve. This Section shall apply only if the Performance Goals are met for the Plan Year.

     5.8 Change in Control. Awards shall become immediately payable upon a Change in Control. If the Change in Control occurs during a Plan Year, the Committee shall meet to determine if the Performance Goals are partially satisfied or are likely to be fully satisfied based upon the Company's performance to that date. If the Committee determines that the Performance Goals are partially satisfied or are likely to be fully satisfied, the Committee shall certify this determination in writing, and a prorated portion of the Award shall become immediately payable. The prorated portion of the Award shall be determined pursuant to the fraction described in Section 5.7, except that the numerator shall include the whole number of months that have elapsed during a Plan Year and prior to the Change in Control. Notwithstanding any other provision of the Plan, the Committee shall not have discretion to reduce the amount of Awards if a Change in Control occurs either during a Plan Year or before the achievement of the Performance Goals has been certified for the Plan Year in accordance with Section 5.6.

     5.9 Other Terminations of Employment. Upon Termination of Employment during Plan Year for reasons other than Retirement, death, or Disability, the Participant will receive no Award with respect to such Plan Year, and shall be entitled to no further payment or benefits under this Plan.

     SECTION 6. GENERAL LIMITATIONS

     Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any Award, or any other amount or benefit under any provision of this Plan, if the Company terminates the Participant's employment for Cause.

     SECTION 7. GENERAL PROVISIONS

     7.1 No Right to Bonus or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, any benefit under the Plan, or any legal right to be continued in the employ of the Company unless otherwise provided by contract or agreement. The Company expressly reserves any and all rights to discharge a Participant in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise.

     7.2 No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

     7.3 No Fiduciary Relationship or Responsibility. The Plan is not subject to the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Company and the Committee are not fiduciaries with respect to the Plan and have no fiduciary obligation with respect to any Participant, beneficiary, or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto, shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

     7.4 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This
Section 8.4 shall not apply to an assignment of a payment due after the death of a Participant to the deceased Participant's legal representative or beneficiary.

     7.5 Code Section 409A. The Plan shall be interpreted and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations and other regulatory guidance, if applicable. To the extent that any terms of this Plan would subject the Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or make the Plan exempt from, the applicable Code Section 409A standards.

     7.6 Law to Govern. Except as provided in Section 7.5, all questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the internal laws of the State of Indiana

     7.7 Section Headings. Section headings used herein are for convenience and reference only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

     7.8 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law; provided, however, that if any provision of this Plan shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Plan.

     7.9 Non-Exclusivity. The Plan does not limit the authority of the Company, the Board of Directors of the Company or the Committee to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same performance criteria used under the Plan. In addition, executive officers not selected to participate in the Plan may participate in other plans of the Company.

     SECTION 8. AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

     The Committee may from time to time amend, suspend or terminate, in whole or in part, the Plan, and after any suspension or termination, may reinstate any or all of the provisions of the Plan; provided no amendment, suspension or termination of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted.

(INTEGRA BANK(R) LOGO)

INTEGRA BANK CORPORATION   21 S.E. Third Street P.O. Box 868 Evansville,
                           Indiana 47705-0868

                                                       -------------------------
                                                              999 999 9999
                                                       -------------------------

                                                             CONTROL NUMBER
                                                         [VOTING CONTROL NUMBER
                                                       COMPUTER-PRINTED IN BOX.]

SHAREHOLDER NAME AND ADDRESS
COMPUTER-PRINTED HERE FOR
WINDOW OF ENVELOPE

              VOTE BY INTERNET                             VOTE BY TELEPHONE                              VOTE BY MAIL
     HTTPS://WWW.PROXYVOTENOW.COM/IBNK                       1-866-242-2789
HAVE THIS FORM AVAILABLE when you visit        Call toll-free on a touch-tone phone, 24    Unless you have voted by Internet or by
the secure voting site and follow the simple   hours a day, seven days a week. HAVE THIS   telephone, mark, sign and date your proxy
instructions. You may elect to receive an      FORM AVAILABLE when you call and follow     card and return it in the postage-paid
e-mail confirmation of your vote.              the simple instructions.                    envelope provided. Or return it to
                                                                                           Integra Bank Corporation, Trust Services,
                                                                                           P.O. Box 868, Evansville, Indiana
                                                                                           47705-0868.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
 IN THE SAME MANNER AS IF YOU HAD MARKED, SIGNED, DATED AND RETURNED YOUR PROXY
                                      CARD.

YOUR VOTE MUST BE RECEIVED NO LATER THAN 10:59 P.M. CDT ON APRIL 17, 2007 TO BE
                          INCLUDED IN THE FINAL TALLY.

Detach here                                                          Detach here
--------------------------------------------------------------------------------

NAME REPEATED               INTEGRA BANK CORPORATION           999 999 9999

[X] Mark boxes below in this manner.                     CONTROL NUMBER REPEATED

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1.   ELECTION OF DIRECTORS:   [ ] FOR all nominees       [ ] WITHHOLD AUTHORITY
     (CLASS III term to           listed below (except       to vote for all
     expire 2010)                 as marked to the           nominees listed
                                  contrary below)            below

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

 01) Roxy M. Baas  02) Dr. H. Ray Hoops  03) Robert W. Swan  04) Robert D. Vance

2.   To approve the Integra Bank Corporation 2007 Equity Incentive Plan.

                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3.   To approve the Integra Bank Corporation Annual Cash Incentive Plan.

                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

4. To ratify the appointment of Crowe Chizek and Company LLC as independent registered accounting firm for 2007.

                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

Please mark here if you plan to attend the Annual Meeting of Shareholders on April 18, 2007. [ ]

                                                                          , 2007
------------------------   --------------------------   ------------------
Signature                  Signature, if held jointly   Date

Please sign exactly as
name appears hereon.
Joint owners should both
sign. Trustee, corporate
officers and others
signing in a
representative capacity
should indicate the
capacity in which they                                  ------------------------
sign.                                                   Daytime Telephone Number

                 THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED.
        DO NOT RETURN CARD IF YOU HAVE VOTED BY INTERNET OR BY TELEPHONE.

(INTEGRA BANK(R) LOGO)

                               DIRECTIONS TO INTEGRA BANK - DOWNTOWN EVANSVILLE
                                                    (MAP)

                               -    Indicates free parking.

                               -    Indicates meeting location.

INTEGRA BANK CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, April 18, 2007

Integra Bank
Worthington Room - Lower Level
21 S.E. Third St.
Evansville, Indiana

8:30 a.m. CDT - Continental Breakfast
9:30 a.m. CDT - Shareholders' Meeting

                             YOUR VOTE IS IMPORTANT.
     DO NOT RETURN THIS CARD IF YOU HAVE VOTED BY TELEPHONE OR BY INTERNET.

Detach here                                                          Detach here
--------------------------------------------------------------------------------

                            INTEGRA BANK CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2007
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin M. Zorn and Archie M. Brown, Jr., Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as below, all the shares of Common Stock of Integra Bank Corporation held of record by the undersigned on February 20, 2007, at the Annual Meeting of Shareholders to be held on April 18, 2007, or any adjournment thereof.

UNLESS YOU VOTE BY TELEPHONE OR BY INTERNET, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ALL FORMER PROXIES ARE HEREBY REVOKED.

UNLESS YOU HAVE VOTED BY TELEPHONE OR BY INTERNET, PLEASE MARK YOUR PROXY ON THE
    REVERSE SIDE, SIGN IT AND DATE IT, AND RETURN IT PROMPTLY IN THE ENVELOPE
                                    PROVIDED.

If you agree to access the Annual Report and Proxy Statement electronically in the future, please mark this box. [ ]

Comments:

________________________________________________________________________________

________________________________________________________________________________